STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

                   LEHMAN BROTHERS HOLDINGS INC., as Seller,

       NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer,

              THE MURRAYHILL COMPANY, as Loss Mitigation Advisor,

                     FIRST UNION NATIONAL BANK, as Trustee

                                      and

             FEDERAL HOME LOAN MORTGAGE CORPORATION, as Guarantor



                          ---------------------------

                                TRUST AGREEMENT

                            Dated as of May 1, 2000
                          ---------------------------



                    AMORTIZING RESIDENTIAL COLLATERAL TRUST
                      MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-BC2



                               TABLE OF CONTENTS
                                                                                                             Page
                                                                                                             ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.      Definitions.................................................................................6
Section 1.02.      Calculations Respecting Mortgage Loans.....................................................34
Section 1.03.      Calculations Respecting Accrued Interest...................................................34

                                  ARTICLE II
                DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01.      Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.......................34
Section 2.02.      Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund................37
Section 2.03.      Representations and Warranties of the Depositor............................................39
Section 2.04.      Discovery of Breach........................................................................40
Section 2.05.      Repurchase, Purchase or Substitution of Mortgage Loans.....................................41
Section 2.06.      Grant Clause...............................................................................42

                                  ARTICLE III
                               THE CERTIFICATES

Section 3.01.      The Certificates...........................................................................42
Section 3.02.      Registration...............................................................................43
Section 3.03.      Transfer and Exchange of Certificates......................................................43
Section 3.04.      Cancellation of Certificates...............................................................46
Section 3.05.      Replacement of Certificates................................................................46
Section 3.06.      Persons Deemed Owners......................................................................46
Section 3.07.      Temporary Certificates.....................................................................46
Section 3.08.      Appointment of Paying Agent................................................................47
Section 3.09.      Book-Entry Certificates....................................................................47

                                  ARTICLE IV
                       ADMINISTRATION OF THE TRUST FUND

Section 4.01.      Collection Account.........................................................................48
Section 4.02.      Application of Funds in the Collection Account.............................................50
Section 4.03.      Reports to Trustee, Guarantor and Certificateholders.......................................52
Section 4.04.      Certificate Account........................................................................56

                                   ARTICLE V
                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01.      Distributions Generally....................................................................57
Section 5.02.      Distributions from the Certificate Account.................................................58
Section 5.03.      The Guarantee..............................................................................63
Section 5.04.      Allocation of Losses.......................................................................64
Section 5.05.      Advances by Master Servicer, Servicers and Trustee.........................................64
Section 5.06.      Compensating Interest Payments.............................................................65
Section 5.07.      Basis Risk Reserve Fund....................................................................65

                                  ARTICLE VI
                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01.      Duties of Trustee..........................................................................66
Section 6.02.      Certain Matters Affecting the Trustee......................................................68
Section 6.03.      Trustee Not Liable for Certificates........................................................69
Section 6.04.      Trustee May Own Certificates...............................................................70
Section 6.05.      Eligibility Requirements for Trustee.......................................................70
Section 6.06.      Resignation and Removal of Trustee.........................................................70
Section 6.07.      Successor Trustee..........................................................................71
Section 6.08.      Merger or Consolidation of Trustee.........................................................71
Section 6.09.      Appointment of Co-Trustee, Separate Trustee or Custodian...................................72
Section 6.10.      Authenticating Agents......................................................................73
Section 6.11.      Indemnification of Trustee.................................................................74
Section 6.12.      Fees and Expenses of Trustee...............................................................74
Section 6.13.      Collection of Monies.......................................................................74
Section 6.14.      Events of Default; Trustee To Act; Appointment of Successor................................75
Section 6.15.      Additional Remedies of Trustee Upon Event of Default.......................................78
Section 6.16.      Waiver of Defaults.........................................................................78
Section 6.17.      Notification to Holders....................................................................79
Section 6.18.      Directions by Certificateholders and Duties of Trustee During Event of Default.............79
Section 6.19.      Action Upon Certain Failures of the Master Servicer and Upon Event of Default..............79

                                  ARTICLE VII
         PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01.      Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation
                   of All Mortgage Loans......................................................................79
Section 7.02.      Procedure Upon Termination of Trust Fund...................................................80
Section 7.03.      Additional Trust Fund Termination Requirements.............................................81

                                 ARTICLE VIII
                         RIGHTS OF CERTIFICATEHOLDERS

Section 8.01.      Limitation on Rights of Holders............................................................82
Section 8.02.      Access to List of Holders..................................................................82
Section 8.03.      Acts of Holders of Certificates............................................................83

                                  ARTICLE IX
          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER
                      SERVICER; LOSS MITIGATION ADVISOR

Section 9.01.      Duties of the Master Servicer..............................................................84
Section 9.02.      Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance
                   Policy.....................................................................................84
Section 9.03.      Master Servicer's Financial Statements and Related Information.............................85
Section 9.04.      Power to Act; Procedures...................................................................85
Section 9.05.      Enforcement of Servicer's and Master Servicer's Obligations................................86
Section 9.06.      Collection of Taxes, Assessments and Similar Items.........................................87
Section 9.07.      Termination of Servicing Agreements; Successor Servicers...................................88
Section 9.08.      Master Servicer Liable for Enforcement.....................................................89
Section 9.09.      No Contractual Relationship Between Any Servicer and Trustee or Depositor..................89
Section 9.10.      Assumption of Servicing Agreement by Trustee...............................................89
Section 9.11.      "Due-on-Sale" Clauses; Assumption Agreements...............................................89
Section 9.12.      Release of Mortgage Files..................................................................90
Section 9.13.      Documents, Records and Funds in Possession of Master Servicer To Be Held for
                   Trustee....................................................................................90
Section 9.14.      Representations and Warranties of the Master Servicer......................................92
Section 9.15.      Opinion....................................................................................94
Section 9.16.      Standard Hazard and Flood Insurance Policies...............................................94
Section 9.17.      Presentment of Claims and Collection of Proceeds...........................................94
Section 9.18.      Maintenance of the Primary Mortgage Insurance Policies.....................................95
Section 9.19.      Trustee To Retain Possession of Certain Insurance Policies and Documents...................95
Section 9.20.      [RESERVED].................................................................................96
Section 9.21.      Compensation to the Master Servicer........................................................96
Section 9.22.      REO Property...............................................................................96
Section 9.23.      Preparation of Tax Returns and Other Reports...............................................97
Section 9.24.      Reports to the Trustee.....................................................................98
Section 9.25.      Annual Officer's Certificate as to Compliance..............................................98
Section 9.26.      Annual Independent Accountants' Servicing Report...........................................99
Section 9.27.      Merger or Consolidation....................................................................99
Section 9.28.      Resignation of Master Servicer.............................................................99
Section 9.29.      Assignment or Delegation of Duties by the Master Servicer.................................100
Section 9.30.      Limitation on Liability of the Master Servicer and Others.................................100
Section 9.31.      Indemnification; Third-Party Claims.......................................................101
Section 9.32.      Alternative Index.........................................................................101
Section 9.33.      Master Servicer Audit and Declaration of Event of Default.................................101
Section 9.34.      Special Servicing of Delinquent Mortgage Loans............................................101
Section 9.35.      Duties of the Loss Mitigation Advisor.....................................................102
Section 9.36.      Limitation Upon Liability of the Loss Mitigation Advisor..................................102

                                   ARTICLE X
                             REMIC ADMINISTRATION

Section 10.01.     REMIC Administration......................................................................103
Section 10.02.     Prohibited Transactions and Activities....................................................105
Section 10.03.     Indemnification with Respect to Certain Taxes and Loss of REMIC Status....................105
Section 10.04.     REO Property..............................................................................106

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

Section 11.01.     Binding Nature of Agreement; Assignment...................................................107
Section 11.02.     Entire Agreement..........................................................................107
Section 11.03.     Amendment.................................................................................107
Section 11.04.     Voting Rights.............................................................................108
Section 11.05.     Provision of Information..................................................................109
Section 11.06.     Governing Law.............................................................................109
Section 11.07.     Notices...................................................................................109
Section 11.08.     Severability of Provisions................................................................109
Section 11.09.     Indulgences; No Waivers...................................................................110
Section 11.10.     Headings Not To Affect Interpretation.....................................................110
Section 11.11.     Benefits of Agreement.....................................................................110
Section 11.12.     Conflicts.................................................................................110
Section 11.13.     Counterparts..............................................................................110
Section 11.14.     Transfer of Servicing.....................................................................110
Section 11.15.     Special Notices to the Rating Agencies....................................................111

                                  ATTACHMENTS

Exhibit A    Forms of Certificates
Exhibit B    [Reserved]
Exhibit C    Request for Release of Documents and Receipt
Exhibit D-l  Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2  Residual Certificate Transfer Affidavit (Transferor)
Exhibit E-l Reconstituted Servicing Agreement (Wells Fargo Home Mortgage, Inc.) Exhibit E-2 Reconstituted Servicing Agreement (Ocwen Federal Bank FSB)
Exhibit E-3  Reconstituted Servicing Agreement (Ocwen Federal Bank FSB)
Exhibit E-4  Reconstituted Servicing Agreement (Option One Mortgage Corporation)
Exhibit F    Form of Rule 144A Transfer Certificate
Exhibit G    Form of Purchaser's Letter for Institutional Accredited Investors
Exhibit H    Form of ERISA Transfer Affidavit
Exhibit I-1  Custodial Agreement (Chase Bank of Texas, National Association)
Exhibit I-2  Custodial Agreement (U.S. Bank Trust, National Association)
Exhibit J    [Reserved]
Exhibit K    Form of Loan Data Remittance Report
Exhibit L    Form of Bond Data Remittance Report
Exhibit M    Form of Loss Mitigation Advisory Agreement, dated as of May 1,
             2000, between The Murrayhill Company, as Loss Mitigation Advisor, the Trustee and each Servicer

Schedule A   Mortgage Loan Schedule

         This TRUST AGREEMENT, dated as of May 1, 2000 (the "Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the "Depositor"), LEHMAN BROTHERS HOLDINGS INC., as seller (the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), THE MURRAYHILL COMPANY, a Colorado corporation, as loss mitigation advisor (the "Loss Mitigation Advisor"), FIRST UNION NATIONAL BANK, a national banking association, as trustee (the "Trustee"), and the FEDERAL HOME LOAN MORTGAGE CORPORATION, as guarantor (the "Guarantor").

                             PRELIMINARY STATEMENT

         The Depositor has acquired the Mortgage Loans from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund, as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale and Assignment Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and the Guarantor. The Depositor, the Seller, the Trustee, the Guarantor, the Master Servicer and the Loss Mitigation Advisor are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         As provided herein, the Trustee shall elect that each of the segregated pools of assets of the Trust Fund described below be treated for federal income tax purposes as comprising a real estate mortgage investment conduit (each a "REMIC" or, in the alternative, REMIC 1 and REMIC 2, REMIC 2 also being referred to as the "Upper Tier REMIC"). Each Certificate, other than the Class X Certificate, the Class R Certificate, and the Class P Certificate, represents ownership of a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. The Class X Certificate represents ownership of two regular interests in the Upper Tier REMIC as described in note 7 of the table below for such REMIC. In addition, each Certificate, other than the Class R, Class X, and Class P Certificates, represents the right to receive payments with respect to any Basis Risk Shortfalls from the Basis Risk Reserve Fund pursuant to Section 5.07. The Class R Certificate represents ownership of the sole class of residual interests in each of REMIC 1 and the Upper Tier REMIC for purposes of the REMIC Provisions. The Upper Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests, other than the Class LT-R Interest, in REMIC 1. Each such Lower Tier Interest, other than the Class LT-R Interest, is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Fund other than the Lower Tier Interests in REMIC 1, the Basis Risk Reserve Fund, the right to receive Prepayment Premiums, and the Escrow Accounts. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the latest date specified in Section 7.01.

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of REMIC 1 Lower Tier Interests.

         REMIC 1                        REMIC 1                                             Corresponding
    Lower Tier Class                  Lower Tier                    Initial Class             Class of
       Designation                   Interest Rate                  Principal Amount        Certificate(s)
    -----------------                -------------                  ----------------        --------------
Class D                                   (1)                       913,026,268.51
Class LT-A1                               (1)                       849,114,000.00           Class A1
Class LT-M1(1)                            (1)                        31,955,679.53           Class M1
Class LT-M2(1)                            (1)                        25,108,318.05           Class M2
Class LT-B(1)                             (1)                         6,847,803.47           Class B
Class Q                                   (2)                       119,821,485.37
Class LT-A2                               (2)                       111,433,500.00           Class A2
Class LT-M1(2)                            (2)                         4,193,820.47           Class M1
Class LT-M2(2)                            (2)                         3,295,181.95           Class M2
Class LT-B(2)                             (2)                           898,696.53           Class B
Class LT-R                                (3)                                (3)             Class R

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period), on or prior to the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, for the Class D, Class LT-A1, Class LT-M1(1), Class LT-M2(1), and Class LT-B(1) Interests is a per annum rate equal to the Pool 1 Net Funds Cap. The interest rate with respect to any Distribution Date (and the related Accrual Period) after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero for the Class D, Class LT-M1(1), Class LT-M2(1), and Class LT-B(1) Interests is a per annum rate equal to the Average Rate.

(2) The interest rate with respect to any Distribution Date (and the related Accrual Period), prior to the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, for the Class Q, Class LT-A2, Class LT-M1(2), Class LT-M2(2), and Class LT-B(2) Interests is a per annum rate equal to the Pool 2 Net Funds Cap. The interest rate with respect to any Distribution Date (and the related Accrual Period) after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero for the Class Q, Class LT-A2, Class LT-M1(2), Class LT-M2(2), and Class LT-B(2) Interests is a per annum rate equal to the Average Rate.

(3) The Class LT-R Interest is the sole class of residual interests in REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date (and the related Accrual Period), a portion of the interest that accrues on the Class D Interest shall be deferred and added to the principal balance of the Class D Interest. For any Distribution Date, the portion so deferred shall equal 50% of the increase occurring on such Distribution Date in the Pool Subordinate Amount for Pool 1. Interest so deferred shall be applied as principal payments on the other Lower Tier Interests.

         On each Distribution Date (and the related Accrual Period), a portion of the interest that accrues on the Class Q Interest shall be deferred and added to the principal balance of the Class Q Interest. For any Distribution Date, the portion so deferred shall equal 50% of the increase occurring on such Distribution Date in the Pool Subordinate Amount for Pool 2. Interest so deferred shall be applied as principal payments on the other Lower Tier Interests.

         For any Distribution Date, Realized Losses attributable to Pool 1 shall be allocated first to the Class D Interest until its principal balance equals 50% of the aggregate principal balance of the Mortgage Loans in Pool 1 on such Distribution Date. For any Distribution Date, Realized Losses attributable to Pool 2 shall be allocated first to the Class Q Interest until its principal balance equals 50 % of the aggregate principal balance of the Mortgage Loans in Pool 2 on such Distribution Date.

         On each Distribution Date on or before which the Class Principal Amount of the Class A1 Certificate has been reduced to zero, the Principal Distribution Amount for each Mortgage Pool (together with any amount of interest deferred on the Class D and Class Q Interests) and Realized Losses for each Mortgage Pool will be allocated between the Class LT-A1 and Class LT-A2 Interests in proportions such that immediately after such Distribution Date, the principal balance of the Class LT-A1 Interest equals 50% of the Certificate Principal Amount of the Class A1 Certificates and the principal balance of the Class LT-A2 Interest equals 50% of the Certificate Principal Amount of the Class A2 Certificates.

         On each Distribution Date on or before which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Principal Distribution Amount for each Mortgage Pool (together with any amount of interest deferred on the Class D and Class Q Interests) and Realized Losses for each Mortgage Pool shall be allocated among the Class D, Class Q, Class LT-M1(1), Class LT-M2(1), Class LT-B(1), Class LT-M1(2), Class LT-M2(2) and Class LT-B(2) Interests, in a manner such that immediately following such Distribution Date:

                  (a) the principal balance of the Class LT-M1(1) Interest equals 50% of the product of the Class Principal Amount of the Class M1 Certificates and the Pool 1 Subordinate Percentage;

                  (b) the principal balance of the Class LT-M2(1) Interest equals 50% of the product of the Class Principal Amount of the Class M2 Certificates and the Pool 1 Subordinate Percentage;

                  (c) the principal balance of the Class LT-B(1) Interest equals 50% of the product of the Class Principal Amount of the Class B Certificates and the Pool 1 Subordinate Percentage;

                  (d) the principal balance of the Class D Interest equals the excess of the Pool Balance for Pool 1 over the sum of the balances of the Class LT-A1, Class LT-M1(1), Class LT-M2(1), and Class LT-B(1) Interests;

                  (e) the principal balance of the Class LT-M1(2) Interest equals 50% of the product of the Class Principal Amount of the Class M2 Certificates and the Pool 2 Subordinate Percentage;

                  (f) the principal balance of the Class LT-M2(2) Interest equals 50% of the product of the Class Principal Amount of the Class M2 Certificates and the Pool 2 Subordinate Percentage;

                  (g) the principal balance of the Class LT-B(2) Interest equals 50% of the product of the Class Principal Amount of the Class B Certificates and the Pool 2 Subordinate Percentage; and

                  (h) the principal balance of the Class Q Interest equals the excess of the Pool Balance for Pool 2 over the sum of the balances of the Class LT-A2, Class LT-M1(2), Class LT-M2(2), and Class LT-B(2) Interests.

         On each Distribution Date after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Principal Distribution Amount for each Mortgage Pool (together with any amount of interest deferred on the Class D and Class Q Interests) and Realized Losses for each Mortgage Pool shall be allocated among the Class LT-A2, Class D, Class Q, Class LT-M1(1), Class LT-M2(1), Class LT-B(1), Class LT-M1(2), Class LT-M2(2) and Class LT-B(2) Interests, in a manner such that immediately following such Distribution Date:

                  (a) the principal balance of the Class LT-A2 Interest equals
                      50% of the Class Principal Amount of the Class A2 Certificates;

                  (b) the sum of the principal balances of the Class M1(1) and
                      Class M1(2) Interests equals 50% of the Class Principal Amount of the Class M1 Certificates;

                  (c) the sum of the principal balances of the Class M2(1) and
                      Class M2(2) Interests equals 50% of the Class Principal Amount of the Class M2 Certificates; and

                  (d) the sum of the principal balances of the Class B(1) and
                      Class B(2) Interests equals 50% of the Class Principal Amount of the Class B Certificates.

         Each Month, REMIC 1 shall charge as an expense an amount equal to the sum of (i) the Guarantee Fee, (ii) the Loss Mitigation Advisor's Fee, (iii) the MGIC Insurance Premiums, (iv) the Trustee Fee, (v) the Servicing Fee, and
(vi) the Master Servicing Fee payable with respect to Pool 1 or Pool 2. Each month REMIC 1 shall also charge as an expense all income from the investment of funds in the Collection Account and the Certificate Account.

         As used herein, (i) the Class A1 Certificates are "related" to Pool 1 and the Class A2 Certificates are "related" to Pool 2.

         The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount, and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Certificate, other than the Class P and Class R Certificates, represents ownership of regular interests in the Upper Tier REMIC.


                                      Certificate Interest            Initial Class                  Minimum
      Class Designation                    Rate                     Principal Amount               Denominations
-------------------------           -----------------------         ------------------            --------------
        Class A1                            (1)                      $1,698,228,000                  (9)
        Class A2                            (2)                         222,867,000                 $25,000
        Class M1                            (3)                          72,299,000                  25,000
        Class M2                            (4)                          56,807,000                  25,000
        Class B                             (5)                          15,493,000                  25,000
        Class P                             (6)                           (6)                        (10)
        Class X                             (7)                           (7)                        (10)
        Class R                             (8)                           (8)                        (10)


---------------------------
(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.14% and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to
         Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A1 Certificates will be LIBOR plus 0.28%.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.24% and (ii) with respect to any Distribution Date on which the Class A1 Certificates are outstanding, the Pool 2 Net Funds Cap for such Distribution Date or, after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the Average Rate; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A2 Certificates will be LIBOR plus 0.48%.

(3) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.55% and (ii) the Average Rate for such Distribution Date; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M1 Certificates will be LIBOR plus 1.05%.

(4) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.90% and (ii) the Average Rate for such Distribution Date; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class M2 Certificates will be LIBOR plus 1.40%.

(5) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 1.85% and (ii) the Average Rate for such Distribution Date; provided, that if the holder of the Class X Certificate does not exercise its option to purchase the Mortgage Loans and related property pursuant to Section 7.01(b) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B Certificates will be LIBOR plus 2.35%.

(6) The Class P Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate but shall entitle the Holder thereof to receive Prepayment Premiums paid with respect to the Mortgage Loans as provided in Section 5.02(f). The Class P Certificate shall be an interest in the Trust Fund but shall not be an interest in any REMIC created under this Agreement.

(7) The Class X Certificate will have an initial principal balance of $753.88 but shall not accrue interest on that balance. In addition to the right to receive ultimately the initial principal balance of $753.88, which right represents a regular interest in the Upper Tier REMIC, the Class X Certificate also comprises a notional component, which is also a regular interest in the Upper Tier REMIC. The notional component has a notional principal balance that at all times will equal the aggregate of the principal balances of the Class D, Class LT-A1, Class LT-M1(1), Class LT-M2(1), Class LT-B(1), Class Q, Class LT-A2, Class LT-M1(2), Class LT-M2(2), and Class LT-B(2) Interests. For each Distribution Date (and the related Accrual Period) on and before the Distribution Date on which the Class Principal Amount of the Class A1 Certificates is reduced to zero, the notional component shall bear interest at a rate equal to the excess of the lesser of the Pool 1 Net Funds Cap or the Pool 2 Net Funds Cap over the product of (a) 2 and (b) the Adjusted Average Rate. For each Distribution Date after the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the notional component shall bear interest at a rate equal to the excess of the Average Rate over the product of (a) 2 and (b) the Adjusted Average Rate. For any Distribution Date, interest that accrues on the notional component of the Class X Certificate shall be deferred to the extent of any increase in the Overcollateralization Amount on such date. Such deferred interest shall not itself bear interest.

(8) The Class R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class R Certificate represents ownership of the residual interest in the Upper Tier REMIC, as well as ownership of the Class LT-R Interest.

(9) The Class A1 Certificates will initially be issued as a single Certificate evidencing the entire Class Principal Amount thereof.

(10) The Class P, Class X and Class R Certificates will each be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

         As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $2,065,694,753.88.

         In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Guarantor, the Loss Mitigation Advisor and the Trustee hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to any Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer.

         Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Distribution Date, the one-month period beginning on the immediately preceding Distribution Date (or on May 30, 2000, in the case of the first Accrual Period) and ending on the day immediately preceding the current Distribution Date.

         Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate payable in respect thereto.

         Adjusted Average Rate: With respect to any Distribution Date (and the related Accrual Period) the weighted average of the interest rates on the Class D, Class Q, Class LT-A1, Class LT-A2, Class LT-M1(1), Class LT-M1(2), Class LT-M2(1), Class LT-M2(2), Class LT-B(1), and Class LT-B(2) Interests, computed for this purpose by limiting the interest rate payable on each of the Class D and Class Q Interests to zero and the rate payable on each of the other Lower Tier Interests to a rate that corresponds to the Certificate Interest Rate payable on the Corresponding Class of Certificates.

         Advance: An advance of the aggregate of payments of principal and interest (net of the Master Servicing Fee and the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of the Master Servicer and any Servicer (or by the Trustee) pursuant to Section 5.05.

         Adverse REMIC Event:  As defined in Section 10.01(f).

         Advisor's Fee Rate:  0.015% per annum.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Loan Balance: As of any date of determination, the aggregate of the Scheduled Principal Balances of all Mortgage Loans (in both Mortgage Pools).

         Aggregate Master Servicing Compensation: As to any Distribution Date, the aggregate of the Master Servicing Fees payable to the Master Servicer in respect of such Distribution Date.

         Aggregate Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the aggregate of the Principal Remittance Amounts for both Mortgage Pools for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such Distribution Date is applied on such date in reduction of the aggregate of the Certificate Principal Amounts of the Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

         Agreement: This Trust Agreement and all amendments hereof and supplements hereto.

         Anniversary Year: The one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on next succeeding anniversary of the Closing Date.

         Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Certificates after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Applied Loss Amount with respect to such date, exceeds (y) the Aggregate Loan Balance for such Distribution Date.

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

         Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

         Average Rate: With respect to the Class M1, Class M2 and Class B Certificates and any Distribution Date on which the Class A1 Certificates are outstanding, the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool. After the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the "Average Rate" will equal the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Balance for each Mortgage Pool.

         B Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Certificate Principal Amount of the Class A1, Class A2, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class B Certificates immediately prior to such Distribution Date exceeds (y) the B Target Amount.

         B Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 99.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (b) the amount, if any, by which
(i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Aggregate Loan Balance.

         Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

         Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

         Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

         Basis Risk Payment: With respect to any Distribution Date, an amount equal to the sum of (i) any Basis Risk Shortfall for such Distribution Date,
(ii) any Unpaid Basis Risk Shortfalls from previous Distribution Dates and
(iii) any Required Reserve Fund Deposit for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount otherwise distributable in respect to the Class X Certificates.

         Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

         Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the amount by which the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the applicable Net Funds Cap or Average Rate for such date but subject to a cap equal to the Maximum Interest Rate, exceeds the amount of interest calculated at the Pool 1 Net Funds Cap, Pool 2 Net Funds Cap or Average Rate, as applicable.

         Benefit Plan Opinion: An Opinion of Counsel satisfactory to the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates: the Class A2, Class M1, Class M2 and Class B Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota are closed, (iii) with respect to any Remittance Date or any Servicer's reporting date, any day on which the banking institutions in the States specified in the definition of "Business Day" in each Servicing Agreement, are authorized or obligated by law or executive order to be closed or (iv) a day on which the Guarantor is closed.

         Carryforward Interest: With respect to any Distribution Date and each Class of LIBOR Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate without regard to applicable Net Funds Cap or applicable Average Rate.

         Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

         Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

         Certificate Interest Rate: With respect to any Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         Certificate Principal Amount: With respect to any Certificate (other than the Class P, Class X and Class R Certificates) and any date of determination, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate and any Applied Loss Amount previously allocated to such Certificate. The Class P and Class R Certificates are issued without Certificate Principal Amounts.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

         Certificateholder: The meaning provided in the definition of "Holder."

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class:  All Certificates bearing the same class designation.

         Class Principal Amount: With respect to each Class of Certificates other than the Class P and Class R Certificates, the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

         Class P Certificate: An interest in the Trust Fund that is not an interest in any REMIC created pursuant to this Agreement and that is entitled to distributions as provided in Section 5.02(f).

         Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class LT-R Interest and the residual interest in the Upper Tier REMIC.

         Class X Distributable Amount: On any Distribution Date, the amount of interest that has accrued on the notional component of the Class X Certificate, as described in the Preliminary Statement, but that has not been distributed prior to such date. In addition, such amount shall include the initial Overcollateralization Amount of $753.88 to the extent such amount has not been distributed on an earlier Distribution Dates as part of the Overcollateralization Release Amount.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Closing Date:  May 30, 2000.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

         Collection Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

         Combined Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination or such other date as is specified, plus, with respect to any Junior Mortgage Loan, the outstanding principal balance of the mortgage loan senior thereto, to the Original Value thereof.

         Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to such Distribution Date required to be paid by the Servicers in respect of such shortfalls with respect to such Distribution Date over (y) the aggregate amounts actually paid by the Servicers in respect of such shortfalls; provided, that such amount, to the extent payable by the Master Servicer, shall not exceed the Aggregate Master Servicing Compensation that would be payable to the Master Servicer in respect of such Distribution Date without giving effect to any Compensating Interest Payment.

         Corporate Trust Office: The principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 401 South Tryon Street, NC-1179, Charlotte, North Carolina 28288-1153, Attention: Structured Finance Trust Services.

         Corresponding Class: The Class of Certificates which corresponds with a class of interests in REMIC 1 as described in the Preliminary Statement.

         Current Interest: With respect to each Class of LIBOR Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount immediately prior to such Distribution Date.

         Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by the Servicers pursuant to each Servicing Agreement.

         Custodial Agreement: Each custodial agreement attached as Exhibit I hereto, and any custodial agreement subsequently executed by the Trustee substantially in the form thereof.

         Custodian: Each custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are Chase Bank of Texas, National Association and U.S. Bank Trust, National Association.

         Cut-off Date:  The close of business on May 1, 2000.

         Cut-off Date Aggregate Loan Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Loan Balance as of the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         Deferred Amount: With respect to any Distribution Date and each Certificate, the aggregate of Applied Loss Amounts previously applied in reduction of the Certificate Principal Amount thereof, less any amounts previously reimbursed in respect thereof.

         Deficiency Amount: With respect to any Distribution Date, the sum of
(i) the Guaranteed Interest Distribution Amount and (ii) the Guaranteed Principal Distribution Amount, in each case with respect to such Distribution Date.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 days Delinquent or more (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

         Delinquent: For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

         Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

         Depositor: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

         Determination Date: With respect to each Distribution Date, the close of business on the fifth Business Day prior to such Distribution Date.

         Disqualified Organization: Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by section 511 of the Code, (vii) any organization described in section 1381(a)(2)(C) of the Code, (viii) any "electing large partnership" described in section 775 of the Code, or (ix) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if, with the exception of FHLMC, all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

         Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in June 2000.

         Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Guarantor, or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by a Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Guarantor. Eligible Accounts may bear interest.

         Eligible Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

                 (ii) direct obligations of, and obligations fully guaranteed by, the Guarantor;

                 (iii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iv) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

                  (vi) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                  (vii)  a Qualified GIC;

                  (viii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

                  (ix) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (ix) may include money market mutual funds or common trust funds, including any fund for which First Union National Bank (the "Bank"), the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes the Bank or an affiliate thereof to charge and collect from the Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         ERISA-Restricted Certificate: Any Class M1, Class M2, Class B, Class P, Class X and Class R Certificate.

         Escrow Account:  As defined in Section 9.06.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Final Scheduled Distribution Date: With respect to the Class A1, Class A2, Class M1, Class M2 and Class B Certificates, April 25, 2030.

         Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant.

         Fitch:  Fitch IBCA, Inc., or any successor in interest.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         Guarantee:  The obligations of the Guarantor pursuant to Section 5.03.

         Guarantee Fee: With respect to any Distribution Date, the fee payable to the Guarantor in respect of its services as Guarantor that accrues at the Guarantee Fee Rate on a balance equal to the Class Principal Amount of the Class A1 Certificates immediately prior to such Distribution Date, based on the actual number of days in the related Collection Period and a 360-day year.

         Guarantee Fee Rate: The per annum rate set forth in a side letter of the Guarantor addressed to the Trustee, the Depositor, the Master Servicer and the Seller.

         Guaranteed Interest Distribution Amount: With respect to any Distribution Date, the amount, if any, by which Current Interest on the Class A1 Certificates for such Distribution Date exceeds the amount remaining on deposit in the Certificate Account after giving effect to distributions pursuant to Section 5.02(b)(i)-(iii) on such Distribution Date.

         Guaranteed Principal Distribution Amount: With respect to any Distribution Date, the amount, if any, by which the Class Principal Amount of the Class A1 Certificates (after giving effect to all distributions to be made on such Distribution Date other than the Guarantor Payment) exceeds the Pool Balance for Pool 1 as of the end of the related Collection Period.

         Guarantor:  FHLMC or its successor in interest.

         Guarantor Payment: Any payment made by the Guarantor in respect of a Deficiency Amount.

         Guarantor Reimbursement Amount: With respect to any Distribution Date, (i) the sum of any accrued but unpaid Guarantee Fees, and (ii) the sum of all Guarantor Payments made on all prior Distribution Dates to the extent not previously reimbursed, with interest thereon at a rate equal to the Prime Rate (as of such Distribution Date) plus 2.00%.

         Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Seller, the Trustee, the Master Servicer, any Servicer, the Loss Mitigation Advisor, MGIC or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor, the Master Servicer, the applicable Servicer, the Loss Mitigation Advisor or MGIC in determining whether any Certificates are registered to an Affiliate of the Depositor, the Seller, the Master Servicer, any Servicer, the Loss Mitigation Advisor or MGIC.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

         Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

         Information Circular: The information circular dated May 23, 2000 relating to the Class A1 Certificates.

         Initial LIBOR Rate:  6.61125%.

         Initial Optional Purchase Date: The first Distribution Date following the date on which the Aggregate Loan Balance is less than 10% of the Cut-off Date Aggregate Loan Balance.

         Insurance Fee Rate: With respect to each MGIC-Insured Mortgage Loan, a per annum rate equal to 0.56%.

         Insurance Policy: Any Primary Mortgage Insurance Policy (whether obtained by the borrower or the Seller on behalf of the Trust), any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of any Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

         Interest Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, (a) the sum of (i) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool, during the related Collection Period, less (w) the MGIC Insurance Premiums related to the Mortgage Loans in such Mortgage Pool and certain state taxes imposed on such premiums, (x) any Prepayment Premiums received by the Servicers with respect to such Mortgage Loans during such Collection Period, (y) the Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans and (z) previously unreimbursed Advances due to the Master Servicer, any Servicer or the Trustee to the extent allocable to interest and previously unreimbursed Servicing Advances with respect to such Mortgage Loans, (ii) any amounts paid by any Servicer with respect to Prepayment Interest Shortfalls with respect to such Mortgage Loans and any Compensating Interest Payment with respect to the Mortgage Loans with respect to the related Prepayment Period, (iii) the portion of any Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by unreimbursed interest Advances and other amounts due the Master Servicer, any Servicer or the Trustee, to the extent allocable to interest, and as reduced by, for each Mortgage Pool, (b) the product of (i) the applicable Pool Percentage for such Distribution Date and (ii) any expenses of the Trustee reimbursable pursuant to Section 6.11 and any costs, liabilities and expenses of the Master Servicer or any Servicer reimbursable pursuant to
Section 4.02(v) but, in the case of the Master Servicer, such reimbursable amounts may not exceed $300,000 for each Anniversary Year.

         Intervening Assignments: The original intervening assignments of the Mortgage, notice of transfer or equivalent instrument.

         Junior Mortgage Loan: Any Mortgage Loan that is secured by a junior lien on the related Mortgaged Property.

         Late Collections: With respect to any Mortgage Loan, all amounts received subsequent to the Remittance Date immediately following any related Collection Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Collection Period and not previously recovered.

         LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Master Servicer on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Master Servicer will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM". If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Master Servicer will designate an alternative index that has performed, or that the Depositor expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Master Servicer will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to the Trustee and the Guarantor), which opinion shall be an expense reimbursed from the Collection Account pursuant to Section 4.02(v), that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

         (b) The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         LIBOR Certificate: Any Class A1, Class A2, Class M1, Class M2 and Class B Certificate.

         LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any LIBOR Certificates.

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered.

         Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to Sections 9.06, 9.16 or 9.22.

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

         Loss Mitigation Advisor: The Murrayhill Company, a Colorado corporation, and its successors and assigns.

         Loss Mitigation Advisory Agreement: The loss mitigation and advisory agreement, dated as of the Closing Date, entered into by each Servicer, the Trustee on behalf of the Trust and the Loss Mitigation Advisor in connection with the MGIC Insurance Policy in the form of Exhibit M1.

         Loss Mitigation Advisor's Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Advisor's Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Lower Tier Interest:  As described in the Preliminary Statement.

         M1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Certificate Principal Amount of the Class A1 and Class A2 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount.

         M1 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 92.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (b) the amount, if any, by which
(i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Aggregate Loan Balance.

         M2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which
(x) the sum of (i) the aggregate Certificate Principal Amount of the Class A1, Class A2 and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds
(y) the M2 Target Amount.

         M2 Target Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the product of (i) 97.50% and (ii) the Aggregate Loan Balance for such Distribution Date and (b) the amount, if any, by which
(i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Aggregate Loan Balance.

         Master Servicer: Norwest Bank Minnesota, National Association, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

         Master Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Master Servicing Fee Rate:  0.00625% per annum.

         Material Defect:  As defined in Section 2.02(b) hereof.

         Maximum Interest Rate: With respect to any Distribution Date on which the Class A1 Certificates are outstanding, the per annum rate equal to the weighted average of the maximum "lifetime" Mortgage Rates specified in the related Mortgage Notes of the (i) Pool 1 Mortgage Loans (in the case of the Class A1 Certificates), (ii) Pool 2 Mortgage Loans (in the case of the Class A2 Certificates) or (iii) the weighted average of the rates determined in clause (i) and (ii), weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool, in the case of the Subordinate Certificates. After the Distribution Date on which the Class Principal Amount of the Class A1 Certificates has been reduced to zero, the "Maximum Interest Rate" will in all cases be equal to the weighted average of the maximum "lifetime" Mortgage Rates specified in the related Mortgage Notes for all the Mortgage Loans.

         MGIC: Mortgage Guaranty Insurance Corporation, a monoline insurance company and its successors or assigns.

         MGIC-Insured Mortgage Loan: Any Mortgage Loan included for coverage under a MGIC Insurance Policy.

         MGIC Insurance Policy: The loan-level Primary Mortgage Insurance Policies on the MGIC-Insured Mortgage Loans issued by MGIC to the Trust, as the insured, as evidenced by the issuance of a Mortgage Guaranty Master Policy Number 32-110-4-0942 and related endorsements.

         MGIC Insurance Premium: With respect to each Distribution Date and each MGIC-Insured Mortgage Loan, the product of (a) one-twelfth of the Insurance Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) the Pool 1 Monthly Excess Interest for such date, (y) the Pool 2 Monthly Excess Interest for such date and (z) the Aggregate
Overcollateralization Release Amount for such date.

         Moody's:  Moody's Investors Service, or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

         Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Trustee pursuant to this Agreement.

         Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

         Mortgage Loan Sale and Assignment Agreement: The agreement, dated as of May 1, 2000, for the sale of the Mortgage Loans by the Seller to the Depositor.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall, among other things
(i) designate the applicable Mortgage Pool relating to such Mortgage Loan;
(ii) designate the Servicer servicing such Mortgage Loan; (iii) designate the Servicing Agreement relating to such Mortgage Loan; (iv) designate the Custodian with respect to the Mortgage File related to such Mortgage Loan; (v) designate the Custodial Agreement relating to such Mortgage Loan; and (vi) where applicable, indicate whether such Mortgage Loan is a MGIC-Insured Mortgage Loan.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgage Pool:  Either Pool 1 or Pool 2.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

         Mortgaged Property: The fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds.

         Mortgagor:  The obligor on a Mortgage Note.

         Net Excess Spread: With respect to any Distribution Date, (A) the fraction, expressed as a percentage, the numerator of which is equal to the product of (i) the amount, if any, by which (a) the aggregate Interest Remittance Amounts for both Mortgage Pools for such Distribution Date (as reduced by the Trustee Fee, Guarantee Fee and Guarantor Reimbursement Amounts) exceeds (b) the Current Interest payable with respect to the Certificates for such date and (ii) twelve, and the denominator of which is the Aggregate Loan Balance for such Distribution Date, multiplied by (B) a fraction, the numerator of which is thirty and the denominator of which is the greater of thirty and the actual number of days in the immediately preceding calendar month.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and
(ii) any unreimbursed Advances and Servicing Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the sum of the Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, the Insurance Fee Rate, in the case of a MGIC-Insured Mortgage Loan, the Guarantee Fee Rate, in the case of a Mortgage Loan in Pool 1 (multiplied, for this purpose only, by a fraction the numerator of which is the Class Principal Amount of the Class A1 Certificates and the denominator of which is the Pool Balance for Pool 1) and the Advisor's Fee Rate.

         Net Prepayment Interest Shortfall: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans for such date over any amounts paid by the Servicers or the Master Servicer pursuant to the Servicing Agreements or this Agreement.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-permitted Foreign Holder:  As defined in Section 3.03(f).

         Non-U.S. Person: Any individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia;
(iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Offering Document:  The Information Circular and the Prospectus.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee and the Guarantor.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and the Guarantor, and who may be in-house or outside counsel to the Depositor, the Master Servicer, or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the taxation, or the federal income tax status, of each REMIC or, if provided by a Servicer, as provided in the related Servicing Agreement.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Certificate Principal Amount of the Class A1, Class A2, Class M1, Class M2 and Class B Certificates after giving effect to distributions on such Distribution Date.

         Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Certificates resulting from the distribution of the Principal Remittance Amounts on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

         Overcollateralization Release Amount: With respect to any Distribution Date and each Mortgage Pool, the amount equal to the product of
(i) the Aggregate Overcollateralization Release Amount for such Distribution Date and (ii) the Pool Percentage for such Mortgage Pool for such Distribution Date.

         Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

         Paying Agent:  Any paying agent appointed pursuant to Section 3.08.

         Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to the Class A1, Class A2, Class M1, Class M2 and Class B Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class P, Class X and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Placement Agent:  Lehman Brothers Inc.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

         Pool Balance: With respect to each Mortgage Pool, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Pool at the date of determination.

         Pool 1 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (ix) of Section 5.02(b) on such date.

         Pool 2 Monthly Excess Interest: With respect to any Distribution Date, the amount of any Interest Remittance Amount remaining after application pursuant to clauses (i) through (vii) of Section 5.02(c) on such date.

         Pool 1 Net Funds Cap: With respect to any Distribution Date and the Class A1 Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Pool 1 Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Pool Balance for Pool 1 for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding calendar month.

         Pool 2 Net Funds Cap: With respect to any Distribution Date and the Class A2 Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Pool 2 Optimal Interest Remittance Amount for such date and (ii) 12, and the denominator of which is the Pool Balance for Pool 2 for the immediately preceding Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding calendar month.

         Pool 1 Optimal Interest Remittance Amount: With respect to each Distribution Date and the Class A1 Certificates, the product of (1) (x) the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the related Collection Period, divided by (y) 12 and (2) the Pool Balance for Pool 1 for the immediately preceding Distribution Date.

         Pool 2 Optimal Interest Remittance Amount: With respect to each Distribution Date and the Class A2 Certificates, the product of (1) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period, divided by (y) 12 and (2) the Pool Balance for Pool 2 for the immediately preceding Distribution Date.

         Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

         Pool 1 Subordinate Percentage: Immediately after any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Pool Subordinate Amount for Pool 1 and the denominator of which is the sum of the Pool Subordinate Amount for Pool 1 and the Pool Subordinate Amount for Pool 2.

         Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

         Pool 2 Subordinate Percentage: Immediately after any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Pool Subordinate Amount for Pool 2 and the denominator of which is the sum of the Pool Subordinate Amount for Pool 1 and the Pool Subordinate Amount for Pool 2.

         Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date.

         Pool Subordinate Amount: As to either Mortgage Pool and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date over the Class Principal Amount of the Class A1 Certificates (in the case of Pool 1) or the Class A2 Certificates (in the case of Pool 2) immediately prior to the related Distribution Date.

         Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Master Servicing Fee Rate and the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan at the time of such Principal Prepayment.

         Prepayment Period: With respect to each Distribution Date, the one-month period beginning on the Cut-off Date, in the case of the first Distribution Date, and thereafter on the second day of the calendar month immediately preceding the month in which the related Distribution Date occurs, in the case of each subsequent Distribution Date, and ending on the first day of the month in which such Distribution Date occurs.

         Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan.

         Primary Mortgage Insurance Policy: The MGIC Insurance Policy, and any other mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

         Prime Rate: The prime rate of United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

         Principal Distribution Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Overcollateralization Release Amount, if any, for such Mortgage Pool for such date.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note and/or the applicable Servicing Agreement.

         Principal Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, (a) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period (less unreimbursed Advances due to the Master Servicer, the Servicers or the Trustee with respect to the related Mortgage Loans, to the extent allocable to principal), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period, (iii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount paid during the related Prepayment Period allocable to principal, and (v) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, minus, for each Mortgage Pool, (b) to the extent the Interest Remittance Amount is less than amounts reimbursable to the Master Servicer pursuant to Section 4.02(v), the product of (i) the applicable Pool Percentage for such Distribution Date and (ii) any amounts reimbursable during the related Anniversary Year to the Master Servicer therefrom and not reimbursed from the Interest Remittance Amount or otherwise.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Prospectus: The prospectus supplement dated May 23, 2000, together with the accompanying prospectus dated May 23, 2000, relating to the Class A2, Class M1, Class M2 and Class B Certificates.

         Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of
(a) 100% of the unpaid principal balance of such Mortgage Loan and (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date. The Master Servicer, the Guarantor or the applicable Servicer (or the Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Guarantor Reimbursement Amounts, Advances and Servicing Advances made under this Agreement or the related Servicing Agreement, together with any accrued and unpaid compensation due to the Trustee, the Master Servicer and the applicable Servicer hereunder or thereunder.

         QIB:  As defined in Section 3.03(c).

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                  (i) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                  (ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                  (iv) provide that the Trustee's interest therein shall be transferable to any successor trustee hereunder; and

                  (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio or Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio or Combined Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by any Transferor or in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Sale and Assignment Agreement, (xv) for any Mortgage Loan to be substituted into Pool 1, has an original Scheduled Principal Balance within the maximum dollar amount limitations prescribed by the Guarantor for conforming one- to four- family mortgage loans, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, and (xvii) for any Mortgage Loan to be substituted into Pool 1, such Mortgage Loan is approved by the Guarantor. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         Rating Agency:  Each of Fitch, Moody's and S&P.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or any Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

         Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date.

         REMIC: Each pool of assets in the Trust Fund designated as a REMIC pursuant to Section 10.01(a) hereof.

         REMIC 1:  As described in the Preliminary Statement.

         REMIC 2:  As described in the Preliminary Statement.

         REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

         Remittance Date: With respect to each Distribution Date, the 18th day (or, if such 18th day is not a Business Day, the next succeeding Business Day) of the month in which such Distribution Date occurs.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

         Required Reserve Fund Deposit: With respect to any Distribution Date on which the Net Excess Spread is less than 0.25%, the amount, if any by which
(a) the product of 1.00% and the Aggregate Loan Balance for such date exceeds
(b) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date. With respect to any Distribution Date on which the Net Excess Spread is equal to or greater than 0.25%, the amount, if any, by which (i) $5,000 exceeds (ii) the amount on deposit in the Basis Risk Reserve Fund immediately prior to such date.

         Residual Certificate:  The Class R Certificate.

         Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having responsibility for the administration of this Agreement.

         Restricted Certificate:  Any Class P, Class X or Class R Certificate.

         Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the June 2000 and July 2000 Distribution Dates) immediately preceding calendar months.

         S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

         Scheduled Payment: Each scheduled payment of principal and interest to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

         Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan on the Cut-off Date, after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule.

         Seller:  Lehman Brothers Holdings Inc., or any successor in interest.

         Senior Certificate:  Any Class A1 or Class A2 Certificate.

         Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Class M1, Class M2 and Class B Certificates and the Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the aggregate Principal Distribution Amounts have been distributed on such Distribution Date and no Trigger Event has occurred) and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

         Senior Principal Distribution Amount: With respect to each Mortgage Pool, for any Distribution Date (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, an amount equal to 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the lesser of (x) the Principal Distribution Amount for such Mortgage Pool and (y) the product of (i) the applicable Senior Proportionate Percentage and (ii) the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the Senior Target Amount.

         Senior Proportionate Percentage: With respect to Pool 1 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Distribution Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date. With respect to Pool 2 and any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Principal Distribution Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date.

         Senior Target Amount: With respect to each Mortgage Pool and for any Distribution Date, an amount equal to the lesser of (a) the product of (i) 85.00% and (ii) the Aggregate Loan Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Aggregate Loan Balance.

         Servicer: Any Servicer that has entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successors in interest. Initially, the Servicers are Wells Fargo Home Mortgage, Inc. (formerly known as Norwest Mortgage Inc.); Ocwen Federal Bank FSB; and Option One Mortgage Corporation.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorney's fees and disbursements) incurred by the Servicer or the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and (iii) the management and liquidation of the REO Property.

         Servicing Agreement: Each reconstituted servicing agreement between the applicable Servicer and the Seller (and acknowledged by the Master Servicer, the Trustee and the Guarantor) attached hereto as Exhibit E.

         Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Servicing Fee Rate and the outstanding principal balance of such Mortgage Loan as of the first day of the related Collection Period.

         Servicing Fee Rate: With respect to each Distribution Date, 0.50% per annum.

         Special Servicer: Any special servicer appointed by a Servicer pursuant to Section 9.34 hereof and the terms of the applicable Servicing Agreement.

         Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

         Stepdown Date: The later to occur of (x) the Distribution Date in June 2003 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to 15.00%.

         Subordinate Certificate: Any Class M1, Class M2, Class B, Class P or Class X Certificate.

         Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances, unpaid Servicing Fees, or any unpaid Guarantor Reimbursement Amounts.

         Target Amount: With respect to any Distribution Date, the amount equal to the Aggregate Loan Balance as of such Distribution Date minus the product of (1) 0.50% and (2) the Cut-Off Date Aggregate Loan Balance.

         Targeted Overcollateralization Amount: With respect to any Distribution Date 0.50% of the Cut-off Date Aggregate Loan Balance.

         Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions.

         Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Guarantor as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         Termination Price: As defined in Section 7.01.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Total Distribution Amount: With respect to any Distribution Date, the sum of the aggregate of the Interest Remittance Amounts for such date and the aggregate of the Principal Remittance Amounts for such date.

         Transfer Agreement: As defined in the Mortgage Loan Sale and Assignment Agreement.

         Transferor: The seller of Mortgage Loans to the Seller or Lehman Brothers Bank FSB pursuant to the applicable Transfer Agreement.

         Trigger Event: A Trigger Event will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds the Senior Enhancement Percentage for such Distribution Date.

         Trust: The trust created pursuant to this Agreement, known as "Amortizing Residential Collateral Trust".

         Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of the Mortgage Loans, the assignment of the Depositor's rights under the applicable Transfer Agreement, the Mortgage Loan Sale and Assignment Agreement and each Servicing Agreement, such amounts as shall from time to time be held in the Collection Account, the Certificate Account, any Custodial Account, any Escrow Account, the Basis Risk Reserve Fund, the Insurance Policies, the Guarantee, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a).

         Trustee: First Union National Bank, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

         Trustee Fee:  $3,500 per year, payable in equal monthly installments.

         Trustee Fee Rate: With respect to each Distribution Date, the rate equal to the fraction, expressed as a percentage, calculated by dividing the Trustee Fee by the Aggregate Loan Balance.

         Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any LIBOR Certificate, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap or Average
Rate).

         Upper Tier REMIC:  REMIC 2.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98% of all Voting Interests shall be allocated to the Certificates other than the Class P and Class X Certificates; provided, however, on any date on which the Class A1 Certificates are outstanding or any amounts are owed the Guarantor under this Agreement, all of the Voting Interests allocated to the Class A1 Certificates shall be vested in the Guarantor. Voting Interests shall be allocated among such Certificates (other than the Class R Certificates) based on the product of (i) 98% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator is the Aggregate Loan Balance then outstanding. The remainder of such percentage of Voting Interests shall be allocated to the Class R Certificates. At all times during the term of this Agreement, 1% of all Voting Interests shall be allocated to the Class P Certificates and 1% of all Voting Interests shall be allocated to the Class X Certificate. Voting Interests shall be allocated among the other Classes of Certificates (and among the Certificates within each such Class) in proportion to their Class Principal Amounts (or Certificate Principal Amounts) or Percentage Interests.

         Section 1.02. Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer.

         Section 1.03. Calculations Respecting Accrued Interest. Accrued interest on any Class of Certificates shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

                                  ARTICLE II

                             DECLARATION OF TRUST;
                           ISSUANCE OF CERTIFICATES

         Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans. (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all distributions of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (in the case of Scheduled Payments) and on and after the Cut-off Date (in the case of all other amounts in respect of principal) (other than payments of principal and interest due on or before such respective date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date, together with all of the Depositor's right, title and interest in and to the Collection Account and all amounts from time to time credited to and the proceeds of the Collection Account, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Custodial Account, any Escrow Account established pursuant to Section 9.06 and all amounts from time to time credited to and the proceeds of any such Escrow Account, any Basis Risk Reserve Fund established pursuant to Section 5.07 and all amounts from time to time credited to and the proceeds of any such Basis Risk Reserve Fund, any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale and Assignment Agreement, including all rights of the Seller under each Servicing Agreement and the Transfer Agreements to the extent assigned under the Mortgage Loan Sale and Assignment Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Sale and Assignment Agreement as if, for such purpose, it were the Depositor. Both the Depositor and the Seller acknowledge the Trustee's entitlement to exercise such rights under such agreements.

         (b) In connection with such transfer and assignment, the Depositor has delivered to, and deposited with the applicable Custodian the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

                  (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, or in blank (in each case, with all necessary intervening endorsements as applicable), or with respect to any lost Mortgage Note, an original lost note affidavit in the form annexed as Exhibit B-5 to each Custodial Agreement stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Trustee;

                  (iii) with respect to any Mortgage Loan, the original recorded Mortgage with evidence of recording indicated thereon, and the original recorded power of attorney if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or such power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage or such power of attorney has been delivered for recordation or because such Mortgage or such power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the applicable Custodian, in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such Mortgage delivered to the Trustee (or its custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Trustee, the Depositor and the Guarantor (in the case of any Pool 1 Mortgage Loan) that an original recorded Mortgage is not required to enforce the Trustee's interest in the Mortgage Loan;

                  (iv) the original of each assumption, modification, written assurance or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification, written assurance or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification, written assurance or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification, written assurance or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

                  (v) with respect to each Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan assumed either (a) in blank, without recourse, or (B) to "First Union National Bank, as Trustee of the Amortizing Residential Collateral Trust, Series 2000-BC2, without recourse;"

                  (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Trustee and the Guarantor (in the case of any Pool 1 Mortgage Loan) that such original Intervening Assignment is not required to enforce the Trustee's interest in the Mortgage Loans;

                  (vii) with respect to any Mortgage Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title; and

                  (viii) the original of any security agreement, deed of trust or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement or equivalent instrument delivered to the Trustee (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office.

         The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-6 to each Custodial Agreement is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

         (c) Assignments of Mortgage with respect to each Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel (which must be from Independent counsel) acceptable to the Trustee and the Guarantor, which states that recording in such states is not required to protect the Trustee's interest in the related Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Trustee, at the expense of the Seller and with the cooperation of the applicable Servicer, shall cause to be properly recorded by each Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Mortgage Loan.

         (d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the applicable Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the applicable Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

         (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the applicable Custodian on behalf of the Trustee, an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee, the Guarantor and the Certificateholders.

         Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund. (a) The Trustee, by execution and delivery hereof, acknowledges receipt by the applicable Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule. The applicable Custodian on behalf of the Trustee has reviewed each Mortgage File to ascertain that all required documents set forth in Section
2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and will execute and deliver on the Closing Date to the Depositor, the Guarantor and the Master Servicer an Initial Certification in the form annexed as Exhibit B-1 to each Custodial Agreement to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and
(ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The applicable Custodian on behalf of the Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. None of the Trustee or any applicable Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

         (b) If in the course of the review described in paragraph (a) above the applicable Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the applicable Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the certificate delivered with the Interim Certificate in the form annexed as Exhibit B-2 to each Custodial Agreement within 45 days of the Closing Date. Within 90 days of its receipt of such notice, the applicable Transferor, or, if such Transferor does not do so, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Seller, as applicable, does not so cure such Material Defect, such Transferor, or, if such Transferor does not do so, the Seller, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, shall repurchase (in accordance with Section 2.05) the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Trustee and the Guarantor acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two year period following the Closing Date, the Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section
2.05. The failure of the Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

         (c) Within 180 days following the Closing Date, the applicable Custodian, shall deliver to the Depositor, the Guarantor and the Master Servicer a Final Certification substantially in the form annexed as Exhibit B-3 to each Custodial Agreement evidencing the completeness of the Mortgage Files in its possession or control.

         (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, any Custodian, the Guarantor or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (e) Each of the parties hereto acknowledges that the applicable Custodian shall perform the applicable review of the Mortgage Loans and deliver the applicable certifications as provided in its Custodial Agreement.

         Section 2.03. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, and to the Master Servicer and the Guarantor, as of the Closing Date or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or
         (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

                  (vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's Title Insurance Policy or attorney's opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (b) The representations and warranties of each Transferor with respect to the Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date of such Transfer Agreement. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty made under a Transfer Agreement or herein, the Trustee, the Guarantor or a Certificateholder shall have the right to require that the Seller cure such breach or effect such other remedy as is specified in subsection 1.04(e) of the Mortgage Loan Sale and Assignment Agreement.

         Section 2.04. Discovery of Breach. It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale and Assignment Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor and of each Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale and Assignment Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, the Guarantor, the Master Servicer, or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of a breach of any representation or warranty (i) given to the Trustee and the Guarantor by the Depositor under
Section 2.03 or (ii) given by the Seller under the Mortgage Loan Sale and Assignment Agreement or (iii) made by a Transferor to the Seller under a Transfer Agreement, and assigned by the Seller to the Depositor under the Mortgage Loan Sale and Assignment Agreement (and assigned by the Depositor to the Trustee hereunder), the Depositor or the Seller shall (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan, in each case in accordance with Section 2.05. For purposes of the foregoing sentence, any breach of the representations and warranties contained in Sections 1.04(c)(xl), (xli), (xlii) and (li) of the Mortgage Loan Sale and Assignment Agreement shall be deemed to adversely and materially affect the value of the related Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor which has been assigned to the Trustee under this Agreement, the Trustee may either enforce its rights against the Seller pursuant to the immediately preceding sentence or enforce its rights under the related Transfer Agreement for the benefit of Certificateholders; provided, however, if such rights are enforced directly against the Seller such rights shall be subrogated to the rights of the Trustee under the related Transfer Agreement.

         Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.
(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale and Assignment Agreement or by a Transferor pursuant to the applicable Transfer Agreement, the principal portion of the Purchase Price of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the applicable Custodian, and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Guarantor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgements, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Guarantor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale and Assignment Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or (ii) the REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or the Seller, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor (or the Seller) will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Trustee, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to the first sentence of Section 2.01(c).

         (c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the Guarantor have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code.

         Section 2.06. Grant Clause. It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the Trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                                  ARTICLE III

                               THE CERTIFICATES

         Section 3.01. The Certificates. (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in the Certificate Principal Amount or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in the Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class A1 Certificate, Class P Certificate, Class X Certificate and the Class R Certificate shall each be issued as a single Certificate and maintained in definitive, fully registered form in a denomination equal to 100% of the Class Principal Amount or Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in
Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

         Section 3.02. Registration. The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

         Section 3.03. Transfer and Exchange of Certificates. (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

         (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

         The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

         The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or the Placement Agent, an affiliate (as defined in Rule 144(a)(1) under the 1933 Act) of the Depositor or the Placement Agent or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor who has provided the Trustee with a certificate in the form of Exhibit F hereto.

         (d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee, the Master Servicer and the Guarantor have received (A) a certificate substantially in the form of Exhibit H hereto from such transferee or (B) an Opinion of Counsel satisfactory to the Trustee, the Guarantor, the Master Servicer and the Depositor to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Guarantor, the Master Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee, the Master Servicer and the Guarantor has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee, the Guarantor, the Master Servicer or the Depositor. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

         (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of Certificate.

         (f) Notwithstanding anything to the contrary contained herein, (i) no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

         Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is (i) neither a Disqualified Organization an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and (ii) a QIB or either the Depositor or an affiliate (as defined in Rule 405 under the Act) thereof and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Guarantor and the Trustee satisfactory in form and substance to the Depositor and the Guarantor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Trustee nor the Guarantor shall be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

         If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this
Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

         (g) Each Holder of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

         Section 3.04. Cancellation of Certificates. Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

         Section 3.05. Replacement of Certificates. If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or
(ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this
Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.06. Persons Deemed Owners. Subject to the provisions of
Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Master Servicer, the Guarantor, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections
5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Guarantor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

         Section 3.07. Temporary Certificates. (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

         (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

         Section 3.08. Appointment of Paying Agent. The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

         Section 3.09. Book-Entry Certificates. (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09(a) shall be in full force and effect;

                  (ii) the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

                  (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

         (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

         (c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates identified as such to the Trustee by an Officer's Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

                                  ARTICLE IV

                       ADMINISTRATION OF THE TRUST FUND

         Section 4.01. Collection Account. (a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the "Collection Account"), entitled "Collection Account, Norwest Bank Minnesota, National Association, as Master Servicer, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2000-BC2". The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

         (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

         (c) The Master Servicer will give to the Trustee and the Guarantor prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. On each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option, may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

         (d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loan due after the Cut-off Date and unscheduled payments due on or after the Cut-off Date and received by the Master Servicer on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Remittance Date and one Business Day following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before May 1, 2000):

                  (i) all payments on account of principal, including Principal Prepayments and Late Collections, on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), including Prepayment Premiums, net of the Servicing Fee, Master Servicing Fee and the MGIC Insurance Premiums, if any, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.05 and 9.21;

                  (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees and Master Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.05 and 9.21) and (y) any amounts reimbursable to a Servicer with respect to such Mortgage Loan under the applicable Servicing Agreement and retained by such Servicer;

                  (iv)     all Insurance Proceeds;

                  (v) all Advances made by the Master Servicer or any Servicer pursuant to Section 5.05 or applicable Servicing Agreement; and

                  (vi) the Purchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan.

         (e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Depositor and acceptable to the Guarantor (as indicated on such written direction), which shall mature not later than one Business Day prior to the Deposit Date. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account. In the event the Depositor does not provide written direction to the Master Servicer pursuant to this Section, all funds on deposit in the Collection Account shall be invested in a money market fund as described in paragraph (viii) of the definition of "Eligible Investment" set forth in Article I.

         Section 4.02. Application of Funds in the Collection Account. The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

                  (i) to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section
         5.05 or the applicable Servicing Agreement; such right to reimbursement pursuant to this subclause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee and the Master Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (ii) to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the related Servicing Agreement) for any previously unreimbursed Advances made by it or by such Servicer (A) that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Section 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee and the Master Servicing Fee for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer's or Servicer's right thereto shall be prior to the rights of the Certificateholders;

                  (iv) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees for prior Distribution Dates, as reduced pursuant to Section 5.06, from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

                  (v) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or any Servicer pursuant to Sections 9.04, 9.05(b), 9.07(a), 9.30 or 11.14, or to
         reimburse itself for any expenses reimbursable to it pursuant to
         Section 10.01(c); provided, however, that any amounts in excess of the annual cap described in clause (b) of the definition of "Interest Remittance Amount" in any Anniversary Year shall be included in the amount remitted by the Master Servicer to the Trustee pursuant to clause (viii) below and the Master Servicer's reimbursement for such excess amounts shall be made pursuant to Section 5.02(b) and 5.02(c) hereof;

                  (vi) to pay to the Depositor, the Seller, any Transferor or the Class X Certificateholder, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

                  (vii) to pay to itself income earned on the investment of funds deposited in the Collection Account;

                  (viii) to make payments to the Trustee for deposit into the Certificate Account in the amounts and in the manner provided for in Section 4.04;

                  (ix) to make payment to itself and others pursuant to any provision of this Agreement;

                  (x) to withdraw funds deposited in error in the Collection Account;

                  (xi) to clear and terminate the Collection Account pursuant to Section 7.02;

                  (xii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

                  (xiii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

         In connection with withdrawals pursuant to subclauses (i), (iii),
(iv) and (vi) above, the Master Servicer's, any Servicer's or such other Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (iii), (iv) and (vi).

         Section 4.03. Reports to Trustee, Guarantor and Certificateholders.
(a) On the fifth Business Day prior to each Distribution Date, (each a "Data Remittance Date") by noon New York City time, the Master Servicer shall furnish two reports (the "Loan Data Remittance Report" and the "Bond Data Remittance Report," respectively) in the forms attached hereto as Exhibit K and Exhibit L, respectively, to the Trustee and the Guarantor by electronic medium as agreed to by the Master Servicer, the Trustee and the Guarantor.

         (b) Subject to paragraph (c) below, if any month the Master Servicer fails to provide the Guarantor either the Loan Data Remittance Report or the Bond Data Remittance Report on or prior to the Data Remittance Date, the Master Servicer shall pay to the Guarantor the following amounts: (i) upon the first such failure, $500; (ii) upon the second such failure, $750; and (iii) upon the third such failure, $1,000; provided, however, that the Master Servicer shall not be required to make any such payment upon the first such failure during each successive two year period following the Closing Date. The fourth consecutive such failure to provide either a Loan Data Remittance Report or a Bond Remittance Data Report to the Guarantor pursuant to Section 4.03(a) shall permit the Guarantor to remove the Master Servicer for cause.

         (c) The Master Servicer shall have no responsibility or liability (including removal as Master Servicer) under paragraph (b) of this Section
4.03 if the Master Servicer's failure to timely deliver any Loan Data Remittance Report or Bond Data Remittance Report is due to the failure of any Servicer to furnish the Master Servicer on a timely basis with the relevant data in accordance with the related Servicing Agreement.

         (d) On each Distribution Date, the Trustee shall provide or make available by electronic means to each Certificateholder a report setting forth the following information, which information the Master Servicer will determine (on the basis of information obtained from the Servicers) and provide or make available to the Trustee and the Guarantor pursuant to subsection (a) above:

                  (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates;

                  (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates set forth in clause (i) allocable to principal, separately identifying the aggregate amount of Principal Prepayments or other unscheduled recoveries of principal included therein;

                  (iii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates set forth in clause (i) allocable to interest and the calculation thereof;

                  (iv) the amount, if any, of any distribution to the Holders of the Class X Certificate and the Residual Certificate;

                  (v) the amount of Advances for the related Collection Period, the amount of unrecovered Advances outstanding (after giving effect to Advances made on such Distribution Date), and the aggregate amount of nonrecoverable advances for such Distribution Date;

                  (vi) the Aggregate Loan Balance and the Pool Balance of each Mortgage Pool as of the close of business on the last day of the related Collection Period (after giving effect to the principal portion of Scheduled Payments due during the related Collection Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period);

                  (vii) the Class Principal Amount of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (ii) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Applied Loss Amounts;

                  (viii) the amount of all prepayment penalties or premiums distributed to the Class P Certificates;

                  (ix) by Mortgage Pool and in the aggregate, the amount of Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

                  (x) cumulative Guarantor Payments after giving effect to distributions to be made on such Distribution Date;

                  (xi)     the amount of any Guarantor Reimbursement Amounts;

                  (xii) with respect to any Guarantor Reimbursement Amounts paid to the Guarantor on such Distribution Date, the amount, if any, allocable to principal and the amount allocable to interest;

                  (xiii) the amount of the Master Servicing Fees, Servicing Fees, Trustee Fees, Loss Mitigation Advisor's Fees, and MGIC Insurance Premiums paid or retained during the Collection Period to which such distribution relates;

                  (xiv) by Mortgage Pool and in the aggregate, the number and aggregate Scheduled Principal Balance of Mortgage Loans (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and
         (g) REO Properties;

                  (xv) the aggregate Scheduled Principal Balance of any Mortgage Loans in either Mortgage Pool with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last day of the related Prepayment Period;

                  (xvi) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

                  (xvii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

                  (xviii) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

                  (xix) with respect to the MGIC-Insured Mortgage Loans, the amount of (a) claims filed under the MGIC Insurance Policies, (b) claims paid under the MGIC Insurance Policies and (c) claims denied under the MGIC Insurance Policies on an aggregate basis during the Collection Period to which such distribution relates and on a cumulative basis over the term of this Agreement;

                  (xx) the Interest Remittance Amount and Principal Remittance Amount applicable to such Distribution Date; and

                  (xxi) the amount of any Overcollateralization Deficiency Amount after giving effect to the distribution made on such Distribution Date.

         In the case of information furnished pursuant to subclauses (i),
(ii), (iii) and (vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates. On each Distribution Date, the Master Servicer also will make available to the Guarantor a report listing any MGIC Insurance Policies that were cancelled during the preceding Collection Period.

         The Master Servicer may also make such reports available each month via the Master Servicer's website and its fax-on-demand service. The Master Servicer's website can be accessed at http://www.ctslink.com. The Master Servicer's fax-on-demand service may be accessed by calling (301) 815-6610. In preparing or furnishing the foregoing information to the Trustee, the Master Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Master Servicer by the Servicers, and the Master Servicer shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

         On each Distribution Date, the Trustee shall also deliver or cause to be delivered by first class mail to the Depositor a copy of the above-described written report, to the following address: Mortgage Finance Group, Lehman Brothers Inc., Three World Financial Center, 200 Vesey Street, New York, New York, 10285, Attention: Stanley Labanowski, or to such other address as the Depositor may designate.

         (e) Upon the reasonable advance written request of the Guarantor or any Certificateholder that is a savings and loan, bank or insurance company, which request, if received by the Trustee, will be promptly forwarded to the Master Servicer, the Master Servicer shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder or the Guarantor, as applicable, for the Master Servicer's actual expenses incurred in providing such reports and access.

         (f) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, in accordance with applicable regulations, a report summarizing the items provided to Certificateholders pursuant to
Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Master Servicer shall provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

         (g) The Master Servicer shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Master Servicer, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee, the Depositor and the Guarantor. The Trustee shall furnish such other information as the Guarantor may reasonably request in such format as reasonably requested by the Guarantor and any other information that is required by the Code and regulations thereunder to be made available to Certificateholders.

         (h) By no later than July 15, 2000 (or such other date that is mutually agreeable to the Guarantor and the Master Servicer), the Master Servicer is required to (i) confirm, to the extent such data is available in the Information Circular, that the cash flows, weighted average lives, yields and credit enhancement default analysis for the Class A1 Certificates as presented in the Information Circular are correct therein based on the assumptions and principal and interest methodology described in the Information Circular and are consistent with the model developed by the Master Servicer for the calculations that the Master Servicer is required to make hereunder and (ii) notify the Guarantor that the information referred to in clause (i) above is consistent with the model developed by the Master Servicer.

         Section 4.04. Certificate Account. (a) The Trustee shall establish and maintain in its name, as trustee, a special segregated deposit trust account (the "Certificate Account") entitled "Certificate Account, First Union National Bank, as Trustee, in trust for the benefit of the Holders of Amortizing Residential Collateral Trust Mortgage Pass-Through Certificates, Series 2000-BC2" until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 15 Business Days and transfer all funds on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

         (b) The Trustee shall cause to be deposited into the Certificate Account on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

                  (i) to withdraw amounts deposited in the Certificate Account in error;

                  (ii) to make payments of the Master Servicing Fee (to the extent not already withheld or withdrawn from the Collection Account by the Master Servicer) to the Master Servicer;

                  (iii) to make distributions to the Certificateholders and deposits in the Basis Risk Reserve Fund pursuant to Article V; and

                  (iv) to clear and terminate the Certificate Account pursuant to Section 7.02.

         (c) The Trustee may invest, or cause to be invested, funds held in the Certificate Account at the direction of the Depositor (acceptable to the Guarantor), which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation to the Trustee and shall be subject to its withdrawal on any Distribution Date. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized. In the event that the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Certificate Account shall be invested in a money market or common trust fund as described in paragraph (ix) of the definition of "Eligible Investment" set forth in Article I.

                                   ARTICLE V

                   DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

         Section 5.01. Distributions Generally. (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Except in the case of the Class A1 Certificates, such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar (which shall initially be the Trustee) or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $2,500,000, or, in the case of a Class X Certificate or Class P Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments shall be made through the Clearing Agency and its Clearing Agency Participants. Distributions in respect of the Class A1 Certificates shall be made by wire transfer in immediately available funds no later than 12:00 p.m. EST on each Distribution Date to an account specified by the Holder thereof. Except in case of the Class A1 Certificates, wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. The cost of any wire transfer made to the Holder of a Class A1 Certificate shall be borne by the Trustee and the Trustee shall be reimbursed for such expense by the Trust Fund. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at Corporate Trust Operations/CIC, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina 28288-1153 or at the office of the Trustee's New York presenting agent.

         (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts.

         Section 5.02. Distributions from the Certificate Account. (a) On each Distribution Date the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount and shall allocate such amount to the interests issued in respect of REMIC 1 and REMIC 2 and shall distribute such amount as specified in this Section.

         (b) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 1 for such date in the following order of priority:

                 (i) to the Trustee, the product of (a) its Trustee Fee
          Rate for such Distribution Date and (b) the Pool Percentage for Pool 1 for such Distribution Date;

                 (ii) to the Guarantor, the Guarantee Fee payable with respect to the Class A1 Certificates for such Distribution Date;

                 (iii) to the Guarantor, previously unreimbursed Guarantor Reimbursement Amounts;

                 (iv) to the Class A1 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

                 (v) to the Class M1 Certificates, Current Interest for such Class and such Distribution Date;

                 (vi) to the Class M2 Certificates, Current Interest for such Class and such Distribution Date;

                 (vii) to the Class B Certificates, Current Interest for such Class and such Distribution Date;

                (viii) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee for such Distribution Date;

                (ix) to the Master Servicer, any amounts reimburseable pursuant to Section 4.02(v) and not previously reimbursed to the Master Servicer; and

                (x) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (i) through (ix) above.

         (c) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 2 for such date in the following order of priority:

                (i) to the Trustee, the product of (a) its Trustee Fee
          Rate for such Distribution Date and (b) the Pool Percentage for Pool 2 for such Distribution Date;

                (ii) to the Class A2 Certificates, Current Interest for such Class and such Distribution Date and any Carryforward Interest for such Class and such Distribution Date;

                 (iii) to the Class M1 Certificates, Current Interest for such Class and such Distribution Date;

                 (iv) to the Class M2 Certificates, Current Interest for such Class and such Distribution Date;

                 (v) to the Class B Certificates, Current Interest for such Class and such Distribution Date;

                 (vi) to the Loss Mitigation Advisor, the Loss Mitigation Advisor's Fee for such Distribution Date;

                 (vii) to the Master Servicer, any amounts reimburseable pursuant to Section 4.02(v) and not previously reimbursed to the Master Servicer; and

                (viii) for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (i) through (vii) above.

         (d) On each Distribution Date, the Trustee shall distribute the Principal Distribution Amount with respect to each Mortgage Pool for such date as follows:

                  (i) On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee will make the following distributions:

                           For Pool 1: Until the aggregate Certificate
                  Principal Amount of all of the Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

                                       (A) to the Class A1 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (B) to the Class A2 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (C) to the Class M1 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (D) to the Class M2 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (E) to the Class B Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero; and

                                       (F) for application as part of Monthly
                           Excess Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (A) through
                           (E) above.

                            For Pool 2: Until the aggregate Certificate
                  Principal Amount of all of the Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

                                       (G) to the Class A2 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (H) to the Class M1 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (I) to the Class M2 Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero;

                                       (J) to the Class B Certificates, until
                           the Class Principal Amount of such Class has been reduced to zero; and

                                       (K) for application as part of Monthly
                           Excess Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (G) through (J) above.

         Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of Monthly Excess Cashflow for such Distribution Date as provided in subsection (e) of this Section.

                  (ii) On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Principal Distribution Amounts for both Mortgage Pools for such date will be distributed in the following order of priority:

                           (1) so long as the Class M1, Class M2 or Class B
                  Certificates are outstanding, to the Class A1 Certificates (in the case of Pool 1), and to the Class A2 Certificates (in the case of Pool 2), an amount equal to the lesser of
                  (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Senior Principal Distribution Amount for such Mortgage Pool for such date, in each case until the Class Principal Amount of such Class has been reduced to zero; provided, however, to the extent that the Senior Principal Distribution Amount for Pool 1 exceeds the Class Principal Amount of the Class A1 Certificates, such excess shall be applied to the Class A2 Certificates, otherwise to the Class A1 and Class A2 Certificates, the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

                           (2) to the Class M1 Certificates, an amount equal
                  to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class A1 and Class A2 Certificates on such date pursuant to clause (1) above, and (y) the M1 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                           (3) to the Class M2 Certificates, an amount equal
                  to the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2 and Class M1 Certificates on such date pursuant to clauses (1) and (2) above, and (y) the M2 Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero;

                           (4) to the Class B Certificates, an amount equal to
                  the lesser of (x) the excess of (a) the aggregate Principal Distribution Amounts for each of Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class A1, Class A2, Class M1 and Class M2 Certificates on such date pursuant to clauses (1) through (3) above, and (y) the B Principal Distribution Amount for such date, until the Class Principal Amount of such Class has been reduced to zero; and

                           (5) for application as part of Monthly Excess
                  Cashflow for such Distribution Date, as provided in subsection (e) of this Section, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.

         Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Certificates in the order of priority set forth above until the Class Principal Amount of each such Class has been reduced to zero.

         (e) On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

                  (i) for each Distribution Date occurring (a) after the Distribution Date in November 2000, but before the Stepdown Date or
         (b) after the Stepdown Date but for which a Trigger Event has occurred, then until the aggregate Certificate Principal Amount equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount such Distribution Date,

                           (1) concurrently, in proportion to their respective
                  Class Principal Amounts after giving effect to principal distributions on such Distribution Date pursuant to Section 5.02(d)(i), to the Class A1 Certificates and to the Class A2 Certificates, until the respective Class Principal Amount of each such Class has been reduced to zero;

                           (2) to the Class M1 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                           (3) to the Class M2 Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero; and

                           (4) to the Class B Certificates, until the Class
                  Principal Amount of such Class has been reduced to zero;

                  (ii) for each Distribution Date occurring on or after the Stepdown Date and for which no Trigger Event has occurred,

                           (A) concurrently, in proportion to their respective
                  Class Principal Amounts after giving effect to distributions on such Distribution Date pursuant to Section 5.02(d)(ii), to the Class A1 Certificates and the Class A2 Certificates until the aggregate Class Principal Amount of such Senior Certificates equals the Senior Target Amount;

                           (B) to the Class M1 Certificates, until the Class
                  Principal Amount for such Class equals the M1 Target Amount;

                           (C) to the Class M2 Certificates, until the Class
                  Principal Amount for such Class equals the M2 Target Amount;
                  and

                           (D) to the Class B Certificates, until the Class
                  Principal Amount for such Class equals the B Target Amount;

                  (iii) to the Basis Risk Reserve Fund, an amount equal to the Basis Risk Payment for such Distribution Date, and then from the Basis Risk Reserve Fund,

                           (A) concurrently, in proportion to their respective
                  Class Principal Amounts after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.02(d)(i) or 5.02(d)(ii), to the Class A1 and Class A2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such Class and such Distribution Date;

                           (B) to the Class M1 Certificates, any applicable
                  Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

                           (C) to the Class M2 Certificates, any applicable
                  Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date; and

                           (D) to the Class B Certificates, any applicable
                  Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

                  (iv) to the Class M1 Certificates, any Carryforward Interest for such Class and such Distribution Date;

                  (v) to the Class M1 Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (vi) to the Class M2 Certificates, any Carryforward Interest for such Class and such Distribution Date;

                  (vii) to the Class M2 Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (viii) to the Class B Certificates, any Carryforward Interest for such Class and such Distribution Date;

                  (ix) to the Class B Certificates, any Deferred Amount for such Class and such Distribution Date;

                  (x) subject to Section 9.34(b), to the Class X Certificate, the Class X Distributable Amount for such Distribution Date, together with any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X Certificate pursuant to Section 5.07(c) and (d) on such Distribution Date; and

                  (xi) to the Class R Certificate, any amount remaining on such date after application pursuant to clauses (i) through (x) above.

         (f) On each Distribution Date, an amount equal to the aggregate of all Prepayment Premiums collected during the preceding Prepayment Period shall be distributed to the Class P Certificate.

         (g) The failure of the Trustee to make distributions to the Class A1 Certificateholders in accordance with Sections 5.02(b) and 5.02(d) due to the negligence or willful misconduct of the Trustee will result in the Trustee being obligated to pay to the Guarantor an amount equal to the related Guarantor Reimbursement Amount as a result of the Trustee's failure to make such distribution, plus a $100 fee.

         Section 5.03. The Guarantee. On each Distribution Date following receipt of a statement (as set forth in Section 4.03(a)) that indicates a Deficiency Amount for such Distribution Date, the Guarantor shall distribute a Guarantor Payment in an aggregate amount equal to the Deficiency Amount for such Distribution Date directly to the Class A1 Certificateholders, without first depositing such amount in the Certificate Account, as follows: (i) the portion of any such Deficiency Amount related to clause (i) of the definition of Deficiency Amount shall be distributed to the Class A1 Certificateholders based on the Guaranteed Interest Distribution Amount payable on such Certificates with respect to such Distribution Date; and (ii) the portion of any such Deficiency Amount related to clause (ii) of the definition of Deficiency Amount shall be distributed as provided in Section 5.02(d)(i)(A) or 5.02(d)(ii)(1), as applicable.

         Section 5.04. Allocation of Losses. On each Distribution Date, the Class Principal Amounts of the Class M1, Class M2 and Class B Certificates will be reduced by the amount of any Applied Loss Amount for such date, in the following order of priority:

                  (i) to the Class B Certificates, until the Class Principal Amount thereof has been reduced to zero;

                  (ii) to the Class M2 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

                  (iii) to the Class M1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

The Holders of the Subordinate Certificates that are or may be affected by a Realized Loss on a Liquidated Mortgage Loan shall be deemed to have repurchased the ownership interest in such Liquidated Mortgage Loan held by Holders of the Senior Certificates. After such repurchase, the Master Servicer, if requested in writing by such Holders of Subordinate Certificates, will direct the related Servicer, provided such Servicer is offered suitable indemnification and reimbursement for expenses from such Holders of Subordinate Certificates, to seek a deficiency judgment if permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Holders of the Subordinate Certificates to the extent of any Realized Loss.

         Section 5.05. Advances by Master Servicer, Servicers and Trustee. (a) Subject to Section 9.07, Advances shall be made in respect of each Deposit Date as provided herein. If, on any Determination Date, the Master Servicer or Servicers determine that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) have not been received, the Master Servicer shall, or shall cause the applicable Servicer to, advance such amount to the extent provided in the applicable Servicing Agreement. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.05, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance; provided, however, that the Guarantor may, by written notice to the Master Servicer, revoke the Master Servicer's right to make such Advances pursuant to clauses (ii) and (iii) of this Section 5.05(a), upon which revocation the Master Servicer shall (x) prior to the next Deposit Date, remit from its own funds an amount equal to the aggregate amount of all Advances previously made by it out of funds from the Collection Account and not repaid from collections on the Mortgage Loans and related Advances then due, and thereafter (y) only make such Advances pursuant to clause (i) of this Section 5.05(a). Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and each Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgement that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance.

         (b) In the event that the Master Servicer or Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.05 on or before the Deposit Date, the Trustee, as successor Master Servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or the Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or any Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.05 as if it were the Master Servicer.

         Section 5.06. Compensating Interest Payments. The amount of the Aggregate Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent Prepayment Interest Shortfalls relating to such Distribution Date are required to be paid but not actually paid by the Servicers on the applicable Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

         Section 5.07. Basis Risk Reserve Fund. (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the LIBOR Certificates, a Basis Risk Reserve Fund, into which the Seller shall deposit $5,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 5.02(e)(iii).

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class X Certificateholder pursuant to Section 5.02(e)(x). The Class X Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class X Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Trustee's Corporate Trust Short Term Investment Fund. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed to the Class X Certificateholder on the following Distribution Date. For all Federal income tax purposes, amounts transferred by REMIC 2 to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC 2 to the Class X Certificateholder.

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class X Certificateholder pursuant to Section 5.02(e)(x).

                                  ARTICLE VI

                   CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

         Section 6.01. Duties of Trustee. (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Guarantor and will, at the expense of the Seller, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Guarantor.

         (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                  (iv) The Trustee shall not be responsible for any act or omission of the Master Servicer.

         (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer and the Guarantor upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and
(iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

         (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         (f) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         (g) Subject to Section 4.04, the Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Amount) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

         (h) Except as otherwise provided herein, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 6.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 6.01:

                  (i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expense thereof shall be paid by the Holders requesting such investigation;

                  (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 6.03. Trustee Not Liable for Certificates. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 6.04. Trustee May Own Certificates. The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto with the same rights it would have if it were not Trustee or such agent.

         Section 6.05. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC and
(ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

         Section 6.06. Resignation and Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Guarantor and the Master Servicer. Upon receiving such notice of resignation, the Depositor, with the consent of the Guarantor, will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee, one copy to the Master Servicer and one copy to the Guarantor. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or Guarantor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, then the Guarantor may remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Master Servicer.

         (c) If at any time the continued use of the Trustee would result in a downgrading of the rating by the Rating Agencies of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee, one copy to the Guarantor and one copy to the Master Servicer.

         (d) The Holders of more than 51% of the Aggregate Voting Interests of the Certificates may at any time upon 30 days' written notice (sent by mail or facsimile) to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee so removed, one copy to the Master Servicer, and one copy to the Guarantor; the Guarantor shall thereupon use its best efforts to appoint a mutually acceptable successor trustee in accordance with this Section.

         (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.07.

         Section 6.07. Successor Trustee. (a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Guarantor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under each Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the record or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

         (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the outgoing Trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Rating Agencies and to the Guarantor. The expenses of such mailing shall be borne by the outgoing Trustee.

         Section 6.08. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05.

         Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian. (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor, the Guarantor or the Certificateholders evidencing 51% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates shall have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer, the Guarantor or the Depositor that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.05 and 6.14 hereof shall not be affected or assigned by the appointment of a co-trustee.

         (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee or the Certificateholders evidencing 51% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof, but any such separate trustee, co-trustee or custodian must be acceptable to the Guarantor.

         (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

         (g) The Trustee shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 6.12 hereof (which compensation shall not reduce any compensation payable to the Trustee under such Section).

         Section 6.10. Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business, subject to supervision or examination by federal or state authorities and acceptable to the Guarantor.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Guarantor and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Guarantor and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and the Guarantor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

         Section 6.11. Indemnification of Trustee. The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding and incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor, the Guarantor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor and the Guarantor in preparing such defense; and

                  (iii) notwithstanding anything to the contrary in this
         Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor and the Guarantor, which consent shall not be unreasonably withheld.

         The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         Section 6.12. Fees and Expenses of Trustee. The Trustee will receive compensation and reimbursement or payment of its expenses hereunder and under each Custodial Agreement from the Depositor as provided in writing between the Depositor and the Trustee.

         Section 6.13. Collection of Monies. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

         Section 6.14. Events of Default; Trustee To Act; Appointment of Successor. (a) The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (i) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer and Guarantor by the Trustee or the Guarantor, or to such Master Servicer and the Trustee by the Holders of not less than 51% of the Aggregate Voting Interests of the Certificates; or

                  (ii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

                  (iii) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such Master Servicer or of or relating to all or substantially all of its property; or

                  (iv) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section
         9.27 hereof; or

                  (vi) If a representation or warranty set forth in Section
         9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of not less than 51% of the Aggregate Voting Interests of the Certificates; or

                  (vii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, the Guarantor and Certificateholders holding more than 51% of the Aggregate Voting Interests of the Certificates; or

                  (viii) Any Servicer at any time is not a FHLMC-approved servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the applicable Servicing Agreement and replaced such Servicer with a FHLMC-approved servicer within 45 days of the absence of such approval;

                  (ix) The Guarantor has declared an Event of Default pursuant to Section 9.33; or

                  (x) After receipt of notice from the Trustee, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date.

         If an Event of Default described in clauses (i) through (ix) of this
Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section 6.14, the Trustee, by notice in writing to the Master Servicer and the Guarantor may, and shall, if so directed by Certificateholders evidencing more than 51% of the Aggregate Voting Interests of the Certificates affected thereby, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, the Trustee, by notice in writing to the Master Servicer and the Guarantor, shall promptly terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice or a notice of removal pursuant to Section 4.03(b), all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under the terms of this Agreement; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Guarantor in effecting the termination of the defaulting Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer's functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated shall bear its costs of a master servicing transfer and the reasonable out-of-pocket fees and expenses of the Trustee associated with such master servicing transfer.

         Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(i), (ii), (iii), (iv), (v) and (ix) to the extent such reimbursement relates to the period prior to such Master Servicer's termination.

         If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Rating Agencies of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer and the Guarantor upon the Master Servicer's failure to remit funds on the Deposit Date.

         (b) On and after the time the Master Servicer receives a notice of termination from the Trustee or the Guarantor pursuant to Section 6.14(a) or
Section 4.03(b) or the Trustee or the Guarantor receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, unless another master servicer shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section
9.14. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee.

         (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement (and which successor master servicer is otherwise acceptable to the Guarantor), as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer (and which successor master servicer is otherwise acceptable to the Guarantor), the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder including, without limitation, notifying Servicers of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement,
(iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

         Section 6.15. Additional Remedies of Trustee Upon Event of Default. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

         Section 6.16. Waiver of Defaults. Holders of 51% or more of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 6.17. Notification to Holders. Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders and to the Guarantor at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

         Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default. Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 51% of the Aggregate Voting Interests of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

         Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default. In the event that the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the Guarantor.

                                  ARTICLE VII

                        PURCHASE OF MORTGAGE LOANS AND
                         TERMINATION OF THE TRUST FUND

         Section 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans. (a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee for deposit into the Certificate Account pursuant to Section 4.01 and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earlier of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the sale of the property held by the Trust Fund in accordance with
Section 7.01(b) or (c); provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions as evidenced by an Opinion of Counsel.

         (b) On any Distribution Date occurring on or after the Initial Optional Purchase Date, the Class X Certificateholder has the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property. Upon exercise of such option, the property of the Trust Fund shall be sold to the Class X Certificateholder at a price (the "Termination Price") equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan on the day of such purchase plus interest accrued thereon at the applicable Mortgage Rate with respect to any Mortgage Loan from the Due Date in the Collection Period immediately preceding the related Distribution Date to the date of such repurchase, (ii) the unpaid principal balance of the Mortgage Loan related to any REO Property and any other property held by any REMIC and (iii) any unpaid Master Servicing Fee and any amounts owing to the Guarantor under this Agreement together with the amount of any Advances and Servicing Advances made with respect to the Mortgage Loans that are reimbursable to the Master Servicer. If the Class X Certificateholder has not exercised such option by the close of business on the third Distribution Date following the Initial Optional Purchase Date, the Depositor shall have the option to cause the Trust Fund to adopt a plan of complete liquidation pursuant to Section 7.03(a)(i) hereof to sell all of its property to the Depositor at the Termination Price. If the Depositor elects to exercise such right, then upon receipt of notice thereof the Trustee shall promptly notify the Class X Certificateholder thereof, in writing, and shall effect the transfer of the Mortgage Loans and related property to the Depositor as provided herein only if the Trustee does not receive notification from the Class X Certificateholder within ten Business Days of the sending of such notice that such Class X Certificateholder intends to promptly exercise its option to purchase such Mortgage Loans and related property. The Master Servicer shall be reimbursed from the Termination Price for any Mortgage Loan or related REO Property for any Advances and Servicing Advances made with respect to the Mortgage Loans that are reimbursable to it under this Agreement, together with any accrued and unpaid fees and expenses due to the Master Servicer hereunder.

         Section 7.02. Procedure Upon Termination of Trust Fund. (a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to Certificateholders mailed upon (x) the sale of all of the property of the Trust Fund by the Trustee pursuant to Section 7.01(b) or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer, the Guarantor and the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

         (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

         Section 7.03. Additional Trust Fund Termination Requirements. (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to purchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and the Guarantor to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (i) result in the imposition of taxes on any REMIC under the REMIC Provisions or (ii) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Trustee shall sell all of the assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of the Trust Fund, REMIC 1 and REMIC 2;

                  (ii) The Trustee shall attach a statement to the final Federal income tax return for each of REMIC 1 and REMIC 2 stating that pursuant to Treasury Regulation ss. 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold the assets of the Trust Fund.

         (b) By its acceptance of a Residual Certificate, each Holder thereof hereby (i) authorizes the Trustee to take the action described in paragraph
(a) above and (ii) agrees to take such other action as may be necessary to facilitate liquidation of each REMIC created under this Agreement, which authorization shall be binding upon all successor Residual Certificateholders.

                                 ARTICLE VIII

                         RIGHTS OF CERTIFICATEHOLDERS

         Section 8.01. Limitation on Rights of Holders. (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 51% of the Aggregate Voting Interests of the Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.02. Access to List of Holders. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

         (b) If three or more Holders (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

         (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Guarantor, the Certificate Registrar and the Trustee that neither the Depositor, the Master Servicer, the Guarantor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 8.03. Acts of Holders of Certificates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Guarantor and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and Master Servicer, if made in the manner provided in this Section. Each of the Trustee and Master Servicer shall promptly notify the other and the Guarantor of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other and the Guarantor.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee, the Master Servicer, the Guarantor, nor the Depositor shall be affected by any notice to the contrary.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE IX

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                BY THE MASTER SERVICER; LOSS MITIGATION ADVISOR

         Section 9.01. Duties of the Master Servicer. The Certificateholders, by their purchase and acceptance of the Certificates, appoint Norwest Bank Minnesota, National Association, as Master Servicer. For and on behalf of the Depositor, the Trustee, the Guarantor and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of each Servicing Agreement. Notwithstanding anything in this Agreement, any Servicing Agreement or any Loss Mitigation Advisory Agreement to the contrary, the Master Servicer shall have no duty or obligation to enforce any Loss Mitigation Advisory Agreement or to supervise, monitor or oversee the activities of any Servicer under its Loss Mitigation Advisory Agreement with respect to any action taken or not taken by a Servicer at the direction of the Class X Certificateholder or pursuant to a recommendation of the Loss Mitigation Advisor.

         Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy. (a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and a Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of the certificates and notices referred to in clause (ii) to the Trustee and the Guarantor upon request.

         (b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee and the Guarantor, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee and the Guarantor all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee and the Guarantor. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by the applicable Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

         Section 9.03. Master Servicer's Financial Statements and Related Information. For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency, the Guarantor and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 2001. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

         Section 9.04. Power to Act; Procedures. (a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders, the Trustee and the Guarantor, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificateholders and the Guarantor under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause any part of the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or
Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Servicing Practices (and the Trustee and the Guarantor shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Trustee and the Guarantor, the Master Servicer shall join with the Trustee and the Guarantor in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

         (b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall cause each Servicer to employ procedures (including, but not limited to, collection procedures), consistent with the applicable Servicing Agreement. Consistent with the foregoing, the Master Servicer may, and may permit any Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium) and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause such Servicer (if required by the applicable Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.05 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not, unless default by the related Mortgagor is, in the reasonable judgment of the Master Servicer, imminent, knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Master Servicer shall have provided or (if required by the applicable Servicing Agreement) caused to be provided to the Trustee and the Guarantor an Opinion of Counsel (which opinion shall, if provided by the Master Servicer, be an expense reimbursed from the Collection Account pursuant to Section 4.02(v)) in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

         Section 9.05. Enforcement of Servicer's and Master Servicer's Obligations. (a) Each Servicing Agreement requires the applicable Servicer, respectively, to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees and other amounts payable to a Servicer shall be deducted from amounts remitted to the Master Servicer by such Servicer and shall not be an obligation of the Trust or the Master Servicer.

         (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, subject to the prior approval of the Guarantor, in the event that a Servicer fails to perform its obligations in accordance therewith, terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer subject to the Guarantor's approval. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

         Section 9.06. Collection of Taxes, Assessments and Similar Items. (a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or any Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an "Escrow Account") and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, standard hazard insurance policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the applicable Servicing Agreement. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

         (b) Costs incurred by the Master Servicer or by any Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

         Section 9.07. Termination of Servicing Agreements; Successor Servicers. (a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the applicable Servicing Agreement and acceptable to the Guarantor.

         In the event that the Master Servicer cannot terminate a Servicer for a breach of such Servicer's obligation to make an Advance (each, a "Defaulted Advance") without the consent of the Guarantor, then the Master Servicer shall, in accordance with Section 5.05, make such Defaulted Advance, but the Master Servicer shall have no obligation to make any subsequent Advance under
Section 5.05 with respect to such Servicer if the Guarantor shall have elected not to approve the termination of the defaulting Servicer by the Master Servicer or if the Guarantor does not exercise any right it may have to terminate the defaulting Servicer as a consequence of such Event of Default or if the Guarantor otherwise shall have waived such Event of Default.

         The Master Servicer agrees that it will use its best efforts to effect the transfer of servicing to a successor Servicer within the first one to two weeks after the termination of such Servicer in accordance with the first paragraph of this Section 9.07(a). The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 60 days from the above-mentioned two-week period, in order to effect the transfer of servicing to a successor Servicer. To the extent that the costs and expenses of the Master Servicer related to any termination of the Servicer, the appointment of a successor Servicer and the transfer of servicing by the Master Servicer (including any assumption of servicing by the Master Servicer) are not timely reimbursed by the Servicer, then the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

         (b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer or the Guarantor shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

         (c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor Servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the Servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor Servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer's Certificate to such effect.

         Section 9.08. Master Servicer Liable for Enforcement. Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee, the Certificateholders and the Guarantor in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders and the Guarantor. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 9.09. No Contractual Relationship Between Any Servicer and Trustee or Depositor. Any Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving any Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof.

         Section 9.10. Assumption of Servicing Agreement by Trustee. (a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee or the Guarantor shall be deemed to have assumed all of the Master Servicer's interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities thereunder.

         (b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

         Section 9.11. "Due-on-Sale" Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the related Servicer to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

         Section 9.12. Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Master Servicer will, or will cause the related Servicer to, promptly notify the Trustee (or the applicable Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 have been or will be so deposited) of a Servicing Officer and shall request the Trustee or the applicable Custodian, to deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee or the applicable Custodian (with the consent, and at the direction of the Trustee), shall promptly release the related Mortgage File to the applicable Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and each Servicer, to the extent such authority is delegated to such Servicer by the Master Servicer under the applicable Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by a Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the applicable Custodian, shall, upon request of the Master Servicer, or of a Servicer, and delivery to the Trustee or the applicable Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or Servicer to return the Mortgage File to the Trustee or the applicable Custodian, as applicable, when the need therefor by the Master Servicer or Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the applicable Custodian, as applicable, to the Master Servicer (or the applicable Servicer).

         Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a) The Master Servicer shall transmit, or cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the applicable Servicing Agreement to be delivered to the Trustee. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the related Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee and the Guarantor, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by any Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

         (c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by any Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which a Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee's agent and bailee for purposes of perfecting the Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other laws.

         (d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

         Section 9.14. Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Depositor, the Guarantor and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

                  (i) it is validly existing and in good standing under the laws of the United States of America as a national banking association, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

                  (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

                  (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

                  (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

                  (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a FHLMC-approved seller/servicer;

                  (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

                  (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

                  (x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

                  (xi) the information about the Master Servicer under the heading "The Master Servicer" in the Offering Documents relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

         (b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Guarantor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer's representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Guarantor and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

         Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Depositor, the Guarantor, the Master Servicer or the Trustee or notice thereof by any one of such parties to the other parties.

         (c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and the Guarantor and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor's representations and warranties contained in Sections 2.03(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(i) through (vi) hereof.

         Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(i) through (vi) hereof shall accrue upon discovery of such breach by either the Depositor, the Guarantor or the Master Servicer or notice thereof by any one of such parties to the other parties.

         Section 9.15. Opinion. On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Guarantor and the Trustee one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Lehman Brothers Inc. and the Guarantor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

         Section 9.16. Standard Hazard and Flood Insurance Policies. For each Mortgage Loan, the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or any Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to
Section 4.02.

         Section 9.17. Presentment of Claims and Collection of Proceeds. The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or the Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.
(a) The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

         (b) The Master Servicer agrees, to the extent provided in each Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

         Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents. The Trustee shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the applicable custodian as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause each Servicer to deliver to the Trustee (or the applicable Custodians, if any, as directed by the Trustee), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or any Servicer from time to time.

         Section 9.20.  [RESERVED]

         Section 9.21. Compensation to the Master Servicer. The Master Servicer shall (i) be entitled, at its election, either (a) to pay itself the Master Servicing Fee, as reduced pursuant to Section 5.06, in respect of the Mortgage Loans out of any Mortgagor payment on account of interest prior to the deposit of such payment in the Collection Account it maintains or (b) to withdraw from the Collection Account, subject to Section 5.06, the Master Servicing Fee to the extent permitted by Section 4.02. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Master Servicing Fee in respect of each delinquent Mortgage Loan master serviced by it out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 4.02 or (b) to withdraw from the Collection Account it maintains the Master Servicing Fee in respect of each Liquidated Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. The provisions of this Section 9.21 are subject to the provisions of Section 6.14(b).

         Section 9.22. REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the applicable Servicing Agreement, subject to Article X hereof.

         (b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from any Servicer, in connection with the operation of any REO Property in the Collection Account.

         (c) The Master Servicer and each Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         (d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide prompt written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

         Section 9.23. Preparation of Tax Returns and Other Reports. (a) The Master Servicer shall prepare in accordance with the provisions of Article X or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, the Guarantor and the Trustee shall file, federal tax returns and appropriate state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and the Trustee shall forward copies to the Depositor and the Guarantor of all such returns and Form 1099 information and such other information within the control of the Trustee as the Depositor or the Guarantor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and the Master Servicer or the Trustee will prepare, to the extent that they are familiar with applicable state requirements, and the Trustee will file, annual reports (other than tax returns), if any, required by applicable state authorities, will file copies of this Agreement with the appropriate state authorities as may be required by applicable law, and will prepare and disseminate to Certificateholders Form 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer will indemnify the Trust for any liability of or assessment against the Trust resulting from any error in any of such tax or information returns resulting from errors in the information provided by such Master Servicer (other than any such information that is delivered solely from information provided by a Servicer).

         (b) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2001, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2001, the Master Servicer shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer from time to time upon request such further information, reports, and financial statements within the Depositor's control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the SEC. The Master Servicer shall have no responsibility to file any items other than those specified in this Section 9.23(b). Promptly after filing a Form 15 or other applicable form with the SEC in connection with such termination, the Master Servicer shall deliver to the Depositor a copy of such form together with copies of confirmations of receipt by the SEC of each report filed therewith on behalf of the Trust Fund.

         Section 9.24. Reports to the Trustee. (a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee and the Guarantor a statement in a form acceptable to the Guarantor, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, and, to the Guarantor,
Attention: Securities Servicing, and any Certificateholders (or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement)).

         (b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

         Section 9.25. Annual Officer's Certificate as to Compliance. (a) The Master Servicer shall deliver to the Trustee on or before May 31 of each year, commencing on May 31, 2001, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, and (iv) the Master Servicer has received from each Servicer an annual certificate of compliance and a copy of such Servicer's annual audit report, in each case to the extent required under the applicable Servicing Agreement, or, if any such certificate or report has not been received by the Master Servicer, the Master Servicer is using its best reasonable efforts to obtain such certificate or report .

         (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

         Section 9.26. Annual Independent Accountants' Servicing Report. If the Master Servicer (or any of its Affiliates) has, during the course of any fiscal year, directly serviced, as a successor Servicer, any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants (acceptable to the Guarantor) to furnish a statement to the Trustee, the Depositor and the Guarantor on or before May 31 of each year, commencing on May 31, 2001 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by FHLMC requires it to report. Copies of such statements shall be provided to the Guarantor and any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

         Section 9.27. Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for FHLMC and shall have a net worth of not less than $15,000,000.

         Section 9.28. Resignation of Master Servicer. Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee (with the Guarantor's approval) and until such successor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer, the Depositor and the Guarantor.

         Section 9.29. Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee, the Depositor or the Guarantor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor, the Guarantor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

         Section 9.30. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Guarantor or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

         The Master Servicer shall not be liable for any acts or omissions of any Servicer. In particular, the Master Servicer shall not be liable for any course of action taken by the Servicers with respect to loss mitigation of defaulted Mortgage Loans at the direction of the Loss Mitigation Advisor or the Class X Certificateholder pursuant to any Loss Mitigation Advisory Agreement.

         Section 9.31. Indemnification; Third-Party Claims. The Master Servicer agrees to indemnify the Depositor, the Trustee and the Guarantor, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Guarantor and the Trustee may sustain as a result of the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

         Section 9.32. Alternative Index. In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index, which in all cases shall be an index that constitutes a qualified rate on a regular interest under the REMIC Provisions, in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

         Section 9.33. Master Servicer Audit and Declaration of Event of Default. In the event that either (i) the credit rating assigned by any Rating Agency to the Master Servicer's master servicing practices is downgraded to a rating that in the reasonable judgment of the Guarantor merits an audit or
(ii) the net worth of the Master Servicer falls below $50,000,000, the Guarantor, at its expense, during normal business hours or such other times as the Master Servicer may agree, on the Master Servicer's premises, and upon reasonable advance notice to the Master Servicer, with the assistance and cooperation of a knowledgeable financial officer of the Master Servicer, shall have the right to (i) review and audit the Master Servicer's master servicing procedures as they relate to the Mortgage Loans and (ii) examine and audit the related files, books, records and other information of the Master Servicer, but solely as they relate to the Mortgage Loans and this Agreement. If, based upon the result of the audit and inspection performed pursuant to this Section 9.33, the Guarantor, in its reasonable judgment, determines that the Master Servicer's master servicing practices materially and adversely effect the Certificateholders and Guarantor under this Agreement, the Guarantor may declare an Event of Default pursuant to Section 6.14(a)(ix) with all the attendant consequences thereunder.

         Section 9.34.  Special Servicing of Delinquent Mortgage Loans.

         (a) If permitted under the terms of the applicable Servicing Agreement, the Class X Certificateholder may appoint, pursuant to the terms of the applicable Servicing Agreement and with the written consent of the Depositor, the Seller, the Master Servicer, the Trustee and the Guarantor, a Special Servicer to special service any Mortgage Loans which are more than 90 days delinquent. Any applicable Termination Fee related to the termination of the related Servicer and the appointment of any Special Servicer shall be paid by the Class X Certificateholder. Except as provided under clause (b) below, any fees paid to any such Special Servicer shall not exceed the Servicing Fee Rate.

         (b) Under the related Servicing Agreement, in the event a Mortgage Loan becomes greater than 150 days delinquent, Ocwen Federal Bank FSB shall be entitled, in addition to its Servicing Fee, to a one time "special servicing" fee equal to $1,500 for such Mortgage Loan which will be paid in installments of $125 per month over a period of twelve months after amounts payable pursuant to Section 5.02(e)(ix).

         Section 9.35. Duties of the Loss Mitigation Advisor. The Certificateholders, by their purchase and acceptance of the Certificates, appoint The Murrayhill Company as Loss Mitigation Advisor. For and on behalf of the Depositor, the Trustee, the Guarantor and the Certificateholders, the Loss Mitigation Advisor will provide reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which any obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or which have become REO Properties. Such reports and recommendations will be based upon information provided pursuant to Loss Mitigation Advisory Agreements to the Loss Mitigation Advisor by the Servicers. The Loss Mitigation Advisor shall look solely to the Servicers for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Master Servicer shall have no obligation to provide any such information to the Loss Mitigation Advisor.

         Section 9.36. Limitation Upon Liability of the Loss Mitigation Advisor. Neither the Loss Mitigation Advisor, nor any of the directors, officers, employees or agents of the Loss Mitigation Advisor, shall be under any liability to the Trustee, the Guarantor, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicers under the Loss Mitigation Advisory Agreements or for errors in judgment; provided, however, that this provision shall not protect the Loss Mitigation Advisor or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Loss Mitigation Advisory Agreements. The Loss Mitigation Advisor and any director, officer, employee or agent of the Loss Mitigation Advisor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicers pursuant to the Loss Mitigation Advisory Agreements in the performance of its duties thereunder and hereunder.

                                   ARTICLE X

                             REMIC ADMINISTRATION

         Section 10.01. REMIC Administration. (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code.

         (c) The Trustee (after consultation with the Guarantor and accommodating the Guarantor's reasonable requests) shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

         (d) The Master Servicer shall prepare, and the Trustee shall sign and file, all of each REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

         (e) The Master Servicer or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer shall provide
(i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-(2)(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee, the Master Servicer, the Guarantor and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer, the Guarantor nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee, the Guarantor and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Guarantor, the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

         (h) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

         (k) On or before April 15 of each calendar year beginning in 2001, the Master Servicer shall deliver to the Trustee and the Guarantor an Officer's Certificate stating, without regard to any actions taken by any party other than the Master Servicer, the Master Servicer's compliance with the provisions of this Section 10.01.
         (l) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holder of the Class X Certificate and that is not an asset of the REMIC. The Trustee shall treat the rights of the Class A1, Class A2, Class M1, Class M2 and Class B Certificateholders to receive payments from any Basis Risk Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Class X Certificateholder in favor of the Class A1, Class A2, Class M1, Class M2 and Class B Certificateholders. Thus, each Class A1, Class A2, Class M1, Class M2 and Class B Certificate shall be treated as representing not only ownership of regular interests in REMIC 2, but also ownership of an interest in an interest rate cap contract.

         Section 10.02. Prohibited Transactions and Activities. Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, the Class X Certificateholder or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         (b) In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor, the Class X Certificateholder or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         (c) If the Internal Revenue Service determines that one of the REMICs established hereunder recognized income from a prohibited transaction within the meaning of Section 860F(a)(2) of the Code as a result of the lapse of the Class X Certificateholder's right to effect a Special Termination of the Trust Fund by purchasing the assets of the Trust Fund, then the Seller shall indemnify the Trust Fund for any such tax and any tax imposed upon such indemnification.

         (d) In the event that any of the REMICs incur a state or local tax as a result of a determination that any of the REMICs are domiciled in the State of California for state tax purposes by virtue of the location of any Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination. In the event that any of the REMICs incur a state or local tax as a result of a determination that any of the REMICs are domiciled in the State of Minnesota for state tax purposes by virtue of the location of the Master Servicer, the Seller agrees to pay on behalf of the Trust Fund when due any and all state and local taxes imposed as a result of such determination.

         Section 10.04. REO Property. (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, and shall, to the extent provided in the applicable Servicing Agreement, not knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

         (b) The Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall cause the applicable Servicer (to the extent provided in its Servicing Agreement) to dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Trustee has received such an extension, then the Trustee, or the Master Servicer, acting on its behalf hereunder, or the applicable Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee, or the Master Servicer, or the applicable Servicer, acting on behalf of the Trustee hereunder is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Master Servicer acting on behalf of the Trustee hereunder, or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer or the Master Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

         Section 11.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 11.03. Amendment. (a) This Agreement may be amended from time to time by the Depositor, the Seller, the Master Servicer, the Loss Mitigation Advisor, the Trustee and the Guarantor, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. In addition, any amendment to this Agreement which affects any Custodial Agreement must be consented to in writing by the applicable Custodian. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

         (b) This Agreement may also be amended from time to time by the Depositor, the Seller, the Master Servicer, the Loss Mitigation Advisor, the Trustee and the Guarantor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

         (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Rating Agencies and to the Guarantor.

         (d) It shall not be necessary for the consent of Holders under this
Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

         Section 11.04. Voting Rights. Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer, MGIC, the Loss Mitigation Advisor or any Affiliate thereof.

         Section 11.05. Provision of Information. (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         (b) The Master Servicer will provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 9.23(b). Any reasonable out-of-pocket expenses incurred by the Master Servicer in providing copies of such documents shall be reimbursed by the Depositor.

         (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail to the Depositor, Attention: Contract Finance, a copy of the report delivered to Certificateholders pursuant to
Section 4.03.

         Section 11.06. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

         Section 11.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285,
Attention: Mortgage Finance ARC 2000-BC2, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 200 Vesey Street, 12th Floor, New York, New York 10285, Attention: Mortgage Finance ARC 2000-BC2, (c) in the case of the Loss Mitigation Advisor, The Murrayhill Company, 730 17th Street, Suite 510, Denver, Colorado 80202, Attention: Margaret Sue Ellis, (d) in the case of the Trustee, First Union National Bank, 401 South Tryon Street, NC1179, Charlotte, North Carolina 28288-1153, Attention: Structured Finance Trust Services, (e) in the case of the Master Servicer, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044; Attention:
Master Servicing, and (f) in the case of the Guarantor, 8200 Jones Branch Road, McLean, Virginia, Attention: Director, Securities Servicing, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

         Section 11.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 11.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 11.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.14.

         Section 11.12. Conflicts. To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement, shall govern.

         Section 11.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 11.14. Transfer of Servicing. The Class X Certificateholder agrees, by its acceptance of the Class X Certificate, that it shall provide written notice to the Trustee, the Guarantor and the Master Servicer thirty days prior to any transfer or assignment by the Class X Certificateholder of its rights under the applicable Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any other Person including any other Servicer under the applicable Servicing Agreement. All costs and expenses of the Master Servicer and Trustee related to any such transfer or assignment shall be at the expense of the Class X Certificateholder. In addition, the ability of the Class X Certificateholder to transfer or assign its rights and delegate its duties under any Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

                  (i) Such successor servicer must be qualified to service loans for FHLMC;

                  (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination, and must be reasonably acceptable to the Master Servicer, the Trustee and the Guarantor, whose approval shall not be unreasonably withheld;

                  (iii) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by such Servicer under the applicable Servicing Agreement;

                  (iv) There must be delivered to the Trustee and the Guarantor a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates;

                  (v) The Class X Certificateholder shall, at its own cost and expense, take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Class X Certificateholder shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B) prior to the effective date of such transfer of servicing, the Class X Certificateholder shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Class X Certificateholder shall cause the prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Class X Certificateholder shall cause the prior Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Master Servicer, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Class X Certificateholder shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment or recovery; and (F) the Class X Certificateholder shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

         Section 11.15. Special Notices to the Rating Agencies. (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section
         11.03;

                  (ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

                  (iii) the occurrence of any Event of Default described in
         Section 6.14;

                  (iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

                  (v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

                  (vi) the making of a final payment pursuant to Section 7.02;
         and

                  (vii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

         (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

         If to Fitch, to:

         Fitch IBCA, Inc.
         One State Street Plaza
         New York, New York  10004
         Attention:  Residential Mortgages

         If to Moody's, to:

         Moody's Investor Services, Inc.
         99 Church Street
         New York, New York  10007
         Attention:  Residential Mortgages

         If to S&P, to:

         Standard & Poor's Rating Services
         55 Water Street
         New York, New York
         Attention:  Residential Mortgages


         (c) The Trustee shall deliver to the Rating Agencies reports prepared pursuant to Section 4.03.

         IN WITNESS WHEREOF, the Depositor, the Seller, the Loss Mitigation Advisor, the Trustee, the Master Servicer and the Guarantor have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                      STRUCTURED ASSET SECURITIES
                                      CORPORATION, as Depositor


                                      By:______________________________________
                                           Name:
                                           Title:


                                      THE MURRAYHILL COMPANY,
                                      as Loss Mitigation Advisor


                                      By:______________________________________
                                           Name:
                                           Title:


                                      FIRST UNION NATIONAL BANK,
                                      as Trustee


                                      By:______________________________________
                                           Name:
                                           Title:


                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Master Servicer


                                      By:______________________________________
                                           Name:
                                           Title:


                                      FEDERAL HOME LOAN MORTGAGE CORPORATION,
                                      as Guarantor


                                      By:______________________________________
                                           Name:
                                           Title:

                                      LEHMAN BROTHERS HOLDINGS INC.,
                                       as Seller


                                      By:______________________________________
                                           Name:
                                           Title:

                                   EXHIBIT A

                             FORMS OF CERTIFICATES

                                   EXHIBIT B

                                  [RESERVED]

                                   EXHIBIT C

                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


                                                 -----------------------------
                                                              Date


[Addressed to Trustee
or, if applicable, custodian]



     In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of May 1, 2000 among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Norwest Bank Minnesota, National Association, as Master Servicer, The Federal Home Loan Mortgage Corporation, as Guarantor, and you, as Trustee (the "Trust Agreement"), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

         Mortgagor's Name:

         Address:

         Loan No.:

         Reason for requesting file:

____ 1. Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

____ 2. The Mortgage Loan is being foreclosed.

____ 3. Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

____ 4. Mortgage Loan purchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Collection Account or the Certificate Account (whichever is applicable) pursuant to the Trust Agreement.)

____ 5. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

                                [[                                          ]],
                                       as Servicer



                               By:_______________________________
                                    Name:
                                    Title: Servicing Officer

                                  EXHIBIT D-1

         FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)



STATE OF               )
                       ) ss.:
COUNTY OF              )

         [NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

         1.       That he [she] is [title of officer] ________________________
                  of [name of Purchaser]
                  _________________________________________ (the "Purchaser"),
                  a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

         2.       That the Purchaser's Taxpayer Identification Number is [    ].

         3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

         5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, First Union National Bank, as Trustee, Norwest Bank Minnesota, National Association, as Master Servicer, and The Federal Home Loan Mortgage Corporation, as Guarantor, dated as of May 1, 2000, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to
                  Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

         6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

         7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

         8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

         9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

         10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

         12. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the Trust Fund pursuant to the Trust Agreement.

         13. The Purchaser has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Class R Certificates to permit the Transferor to assess the financial capability of the Purchaser to pay such taxes.

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                           _________________________________
                                           [name of Purchaser]


                                           By:______________________________
                                                Name:
                                                Title:


         Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

         Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC


______________________________


COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

                                  EXHIBIT D-2

             RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)


                                                  ____________________________
                                                             Date


            Re:      Amortizing Residential Collateral Trust
                     Mortgage Pass-Through Certificates, Series 2000-BC2
                     ---------------------------------------------------


          _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no
actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                               Very truly yours,


                                               _______________________________
                                               Name:
                                               Title:

                                  EXHIBIT E-1

      RECONSTITUTED SERVICING AGREEMENT (Wells Fargo Home Mortgage Inc.)

                                  EXHIBIT E-2

          RECONSTITUTED SERVICING AGREEMENT (Ocwen Federal Bank FSB)

                                  EXHIBIT E-3

          RECONSTITUTED SERVICING AGREEMENT (Ocwen Federal Bank FSB)

                                  EXHIBIT E-4

      RECONSTITUTED SERVICING AGREEMENT (Option One Mortgage Corporation)

                                   EXHIBIT F

                    FORM OF RULE 144A TRANSFER CERTIFICATE


         Re:      Amortizing Residential Collateral Trust
                  Mortgage Pass-Through Certificates
                  Series 2000-BC2
                  ---------------------------------------

         Reference is hereby made to the Trust Agreement dated as of May 1, 2000 (the "Trust Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trustee, and The Federal Home Loan Mortgage Corporation, as Guarantor. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

         This letter relates to $__________ initial Certificate Balance of Class __ Certificates which are held in the form of Definitive Certificates registered in the name of ______________ (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

         In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                         _____________________________________
                                         [Name of Transferor]

                                         By:__________________________________
                                              Name:
                                              Title:

Dated: ___________, ____

                                   EXHIBIT G


                        FORM OF PURCHASER'S LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTOR


                                                   ____________________________
                                                            Date


Dear Sirs:


         In connection with our proposed purchase of $______________ principal amount of Mortgage Pass-Through Certificates, Series 2000-BC2 (the "Privately Offered Certificates") of Amortizing Residential Collateral Trust, Series 2000-BC2 (the "Depositor"), we confirm that:

(1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within three years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor (which includes the Placement Agent) we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of May 1, 2000 among the Depositor, Lehman Brothers Holdings, Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trustee (the "Trustee"), and The Federal Home Loan Mortgage Corporation, as Guarantor, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

         Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

         You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,


                                            ____________________________________
                                            [Purchaser]


                                            By: ________________________________
                                                Name:
                                                Title:

                                   EXHIBIT H

                       FORM OF ERISA TRANSFER AFFIDAVIT







STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


         The undersigned, being first duly sworn, deposes and says as follows:

              1. The undersigned is the ______________________ of (the
     "Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

              2. The Investor either (x) is not an employee benefit plan subject to Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (2) if the Investor is an insurance company, such Investor is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (y) shall deliver to the Trustee, the Master Servicer and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee, the Master Servicer and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trustee, the Master Servicer or the Depositor.

              3. The Investor hereby acknowledges that under the terms of the Trust Agreement (the "Agreement") among Structured Asset Securities Corporation, as Depositor, Lehman Brothers Holdings Inc., as Seller, The Murrayhill Company, as Loss Mitigation Advisor, Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trustee, and The Federal Home Loan Mortgage Corporation, as Guarantor, dated as of May 1, 2000, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20 .

                                          _________________________________
                                          [Investor]


                                          By:______________________________
                                               Name:
                                               Title:

ATTEST:



_____________________________

STATE OF                 )
                         )  ss:
COUNTY OF                )

         Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this _____ day of _________ 20_.

                                               _______________________________
                                                NOTARY PUBLIC


                                                My commission expires the
                                                _____ day of __________, 20__.

                                  EXHIBIT I-1

        CUSTODIAL AGREEMENT (Chase Bank of Texas, National Association)

                                  EXHIBIT I-2

          CUSTODIAL AGREEMENT (U.S. Bank Trust, National Association)

                                   EXHIBIT J

                                  [Reserved]

                                   EXHIBIT K

                      FORM OF LOAN DATA REMITTANCE REPORT

                                   EXHIBIT L

                      FORM OF BOND DATA REMITTANCE REPORT

                                   EXHIBIT M

                  FORM OF LOSS MITIGATION ADVISORY AGREEMENT
                    BETWEEN THE MURRAYHILL COMPANY, AS LOSS
              MITIGATION ADVISOR, THE TRUSTEE, AND EACH SERVICER

                                  SCHEDULE A

                            MORTGAGE LOAN SCHEDULE